UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ACTUA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Actua Corporation

555 East Lancaster Avenue, Suite 640

Radnor, PA 19087

March 16, 2018

Dear Actua Corporation Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Actua Corporation, a Delaware corporation (“Actua”).

Date: April 18, 2018

Time: 10:00 a.m., Eastern Time

Place:	The Radnor Hotel
591 East Lancaster Avenue
St. Davids, Pennsylvania 19087

This booklet contains your official notice of the Special Meeting and a proxy statement that includes information about the matters to be acted upon at the Special Meeting. Officers and directors of Actua will be on hand to answer questions and discuss matters that may properly arise.

As previously announced, following the receipt of stockholder approval on December 7, 2017, Actua sold its interests in its three majority-owned businesses, VelocityEHS Holdings, Inc., BOLT Solutions Inc., and Folio Dynamics Holdings, Inc., which together constituted substantially all of Actua’s assets (such sales, together, the “Transactions”). In light of Actua’s successful consummation of the Transactions, its distribution of a substantial portion of the net proceeds from the Transactions, and its desire to cease operations, Actua’s Board of Directors (the “Board”) recommends that Actua wind down its operations and monetize its remaining holdings and other assets. The Board is therefore soliciting your approval of the following proposals at the Special Meeting:

Proposal 1: To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of Actua (the “Dissolution”) pursuant to a Plan of Dissolution in substantially the form attached to the accompanying proxy statement as Appendix A (such plan, the “Plan of Dissolution,” and such proposal, the “Dissolution Proposal”).

Proposal 2: To grant discretionary authority to the Board to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Dissolution pursuant to the Plan of Dissolution (such proposal, the “Adjournment Proposal”).

After careful consideration of a number of factors, as described in the attached proxy statement, the Board has unanimously determined that the Dissolution is advisable, fair to and in the best interests of Actua and its stockholders.

The Board unanimously recommends that you vote “FOR” both the Dissolution Proposal and the Adjournment Proposal.

The attached proxy statement describes in detail each of the proposals for which Actua is soliciting your approval. Actua urges you to read the enclosed materials carefully.

Whether or not you plan to attend, please complete and return the enclosed proxy card in the accompanying envelope or submit a proxy for your shares by telephone or via the Internet. If you attend the Special Meeting, you may, if you wish, revoke any proxy previously given by voting your shares in person.

For those of you who are unable to attend the Special Meeting in person, Actua invites you to listen in through Actua’s website at www.actua.com/investors/events-presentations/.

The Board considers your vote important and encourages you to submit your proxy as soon as possible.

By Order of the Board,

Suzanne L. Niemeyer

Secretary

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Transactions, passed upon the merits or fairness of the Dissolution or passed upon the adequacy or accuracy of the disclosure in the attached proxy statement. Any representation to the contrary is a criminal offense.

The proxy statement is dated March 16, 2018 and is first being made available to stockholders on or about March 20, 2018.

Actua Corporation

555 East Lancaster Avenue, Suite 640

Radnor, PA 19087

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 18, 2018

To the Stockholders of Actua Corporation:

As previously announced, following the receipt of stockholder approval on December 7, 2017, Actua Corporation (“Actua”) sold its interests in its three majority-owned businesses, VelocityEHS Holdings, Inc., BOLT Solutions Inc., and Folio Dynamics Holdings, Inc., which together constituted substantially all of Actua’s assets (such sales, together, the “Transactions”). In light of Actua’s successful consummation of the Transactions, its distribution of a substantial portion of the net proceeds from the Transactions, and its desire to cease operations, Actua’s Board of Directors (the “Board”) recommends that Actua wind down its operations and monetize its remaining holdings and other assets.

The Board has called a special meeting of Actua’s stockholders, to be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087, beginning at 10:00 a.m., Eastern Time on April 18, 2018 (such meeting, including any adjournments or postponements thereof, the “Special Meeting”), for the purpose of considering and taking appropriate action with respect to the following:

Proposal 1: To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of Actua (the “Dissolution”) pursuant to a Plan of Dissolution in substantially the form attached to the accompanying proxy statement as Appendix A (such plan, the “Plan of Dissolution,” and such proposal, the “Dissolution Proposal”).

Proposal 2: To grant discretionary authority to the Board to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Dissolution pursuant to the Plan of Dissolution (such proposal, the “Adjournment Proposal”).

Only stockholders who owned shares of Actua’s common stock at the close of business on March 15, 2018 can vote at the Special Meeting or any adjournment or postponement that may take place. Each share of Actua’s common stock is entitled to one vote on all matters presented at the Special Meeting and any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF BOTH THE DISSOLUTION PROPOSAL AND THE ADJOURNMENT PROPOSAL.

This Notice of the Special Meeting, proxy statement and accompanying proxy card are being distributed to Actua’s stockholders on or about March 20, 2018.

You may submit a proxy for your shares by telephone or via the Internet (www.proxyvote.com) no later than 11:59 p.m., Eastern Time on April 17, 2018 (as directed on the enclosed proxy card) or by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy card by mail, Actua has enclosed an envelope for your use, which is prepaid if mailed in the United States. If you are attending the Special Meeting and your shares are registered in your name, you may also vote in person at the Special Meeting until voting is closed. If your shares are held through a bank, broker or other nominee, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy in your name from your broker, bank or other nominee.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

All of Actua’s stockholders are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting in person, you are requested to complete and return the enclosed proxy card in the accompanying envelope or submit a proxy for your shares by telephone or via the Internet. You may revoke your proxy at any time before the voting at the Special Meeting by sending a properly signed written notice of your revocation to Actua’s Corporate Secretary before the Special Meeting, by submitting another proxy that is properly signed and bearing a later date or by following the specified procedures for submitting a proxy by telephone or electronically and changing your vote. If you attend the Special Meeting, you may, if you wish, revoke any proxy previously given by voting your shares in person. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy.

Actua Corporation

555 East Lancaster Avenue, Suite 640

Radnor, PA 19087

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 18, 2018

This proxy statement and related proxy solicitation materials are being first directly made available to the stockholders of Actua Corporation, a Delaware corporation (“Actua”), on or around March 20, 2018 in connection with the solicitation of proxies by Actua’s Board of Directors (the “Board”) for a special meeting of Actua’s stockholders for the purposes set forth in the accompanying Notice of Special Meeting (such meeting, the “Special Meeting”). This proxy procedure is necessary to permit all holders of Actua common stock, many of whom are unable to attend the Special Meeting, to vote. The Board encourages you to read this document thoroughly and to take the opportunity to submit a proxy to vote your shares on the matters to be decided at the Special Meeting.

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), on or around March 20, 2018, this proxy statement and related proxy materials are being mailed and made available on the Internet at www.proxyvote.com. If a stockholder executes and returns the enclosed proxy card or submits a proxy by telephone or via the Internet, the stockholder may nevertheless revoke his, her or its proxy at any time before the voting at the Special Meeting by sending a properly signed written notice of revocation to Actua’s Corporate Secretary before the Special Meeting, by submitting another proxy that is properly signed and bearing a later date or by following the procedures specified procedures for submitting a proxy by telephone or via the Internet prior to 11:59 p.m., Eastern Time on April 17, 2018, in accordance with the instructions on the enclosed proxy card. A stockholder who attends the Special Meeting in person may revoke his, her or its proxy at that time by voting his, her or its shares in person if so desired. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy.

Admission to the Special Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Special Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a valid government-issued photo identification with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Special Meeting. Only stockholders of record are entitled to vote at the Special Meeting. If your shares are held through a bank, broker or other nominee, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy in your name from your broker, bank or other nominee.

Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the Special Meeting will be voted as indicated on the proxy card or vote instruction form or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote FOR each of the following proposals:

Proposal 1: To consider and vote upon a proposal to approve the voluntary dissolution and liquidation of Actua (the “Dissolution”) pursuant to a Plan of Dissolution in substantially the form attached to the accompanying proxy statement as Appendix A (such plan, the “Plan of Dissolution,” and such proposal, the “Dissolution Proposal”).

Proposal 2: To grant discretionary authority to the Board to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of the Dissolution pursuant to the Plan of Dissolution (such proposal, the “Adjournment Proposal”).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” BOTH THE DISSOLUTION PROPOSAL AND THE ADJOURNMENT PROPOSAL.

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand fully the legal requirements for the voluntary dissolution of Actua under Delaware law and the Special Meeting, and for a more complete description of the terms of the Plan of Dissolution, you should carefully read this entire proxy statement and the documents delivered with this proxy statement.

About Actua (Page 28)

Actua was formed on March 4, 1996 and is headquartered in Radnor, Pennsylvania. Prior to Actua’s recent sale of its interests in its three majority-owned businesses, VelocityEHS Holdings, Inc. (“Velocity”), BOLT Solutions Inc. (“Bolt”) and Folio Dynamics Holdings, Inc. (“FolioDynamix”), which together constituted substantially all of Actua’s assets (such sales together, the “Transactions”), Actua was a multi-vertical cloud technology company with offerings that Actua believes created unique and compelling value for its customers and provided transformative efficiency to vertical markets. Actua’s common stock is currently trading on the OTCQB Market under the symbol “ACTA.” Prior to the delisting of its common stock from NASDAQ, effective as of February  8, 2018, Actua’s common stock was traded on The NASDAQ Global Select Market under the symbol “ACTA.”

General (Page 28)

At a special meeting of Actua’s stockholders held on December 7, 2017, approximately 99.79% of the shares that were voted, representing 78.13% of Actua’s outstanding common stock, approved the Transactions, which together constituted a sale of substantially all of Actua’s assets. Actua has successfully completed the Transactions and distributed $14.89 per share, which constituted a substantial portion of the net proceeds from the Transactions. The Board now seeks, as a next step in its efforts to maximize stockholder value, to effect Actua’s dissolution, including the monetization of Actua’s remaining holdings and other assets and the deregistration of Actua’s common stock with the SEC. In furtherance of these efforts, the Board is presenting the Plan of Dissolution for approval by Actua’s stockholders.

At the Special Meeting, Actua’s stockholders will be asked to approve the voluntary dissolution and liquidation of Actua pursuant to the Plan of Dissolution, which was approved by the Board on January 18, 2018, subject to stockholder approval. The Board also recommended that Actua’s stockholders approve the Plan of Dissolution. Delaware law provides that a corporation may dissolve upon the recommendation of its board of directors, followed by the approval of its stockholders. At the Special Meeting, you will be asked to consider and vote upon proposals to (i) approve the dissolution and liquidation of Actua pursuant to the Plan of Dissolution (the “Dissolution Proposal”), (ii) adjourn the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the dissolution and liquidation of Actua pursuant to the Plan of Dissolution (the “Adjournment Proposal”), and (iii) transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting by or at the direction of the Board.

If the Plan of Dissolution is approved by Actua’s stockholders, Actua will file a Certificate of Dissolution with the Delaware Secretary of State dissolving Actua Corporation. Pursuant to Delaware law, Actua will continue to exist for three years after Actua’s dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against Actua and enabling Actua gradually to close its business, to dispose of its property, including its minority ownership stakes (generally less than 10%) in several private companies, including (i) InstaMed Holdings, Inc. (a cloud-based healthcare payments network), (ii) Parchment Inc. (a provider of cloud-based technology for education credentials), (iii) Savana, Inc. (a provider of financial process automation technology), (iv) Relay Holdings, LLC (a provider of a mobile customer communications platform), (v) Stage2 Capital Ventures Associates, L.P. (which invests in technology businesses) and (vi) Audyssey Laboratories, Inc., Blurb, Inc. and Solarflare Communications, Inc. (each of which is a technology business in which Actua acquired a stake through the wind-down and liquidation of Anthem Ventures Fund, L.P. and Anthem Annex Fund, L.P.) (collectively, the “Minority Investments”), to discharge its liabilities and to distribute any remaining assets to its stockholders. The Plan of Dissolution also provides for the appointment, at the Board’s discretion, of a manager to oversee the sale of Actua’s assets and Actua’s liquidation and wind up (such individual, or any successor person(s) as the Board of Directors may later designate, the “Manager”). The proportionate interests of all of Actua’s stockholders will be fixed on the basis of their respective stock holdings at the close of business on the date the Certificate of Dissolution is filed with the Delaware Secretary of State as determined by the Board, which date is referred to herein as the “Final Record Date.” Actua intends to discontinue recording transfers of shares of its common stock on the Final Record Date, and thereafter certificates representing shares of Actua’s common stock will not be assignable or transferable on Actua’s books except by will, intestate succession or operation of law. After the Final Record Date, any distributions made by Actua will be made solely to the stockholders of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on Actua’s books as a result of any assignments by will, intestate succession or operation of law.

Reasons for the Proposed Dissolution and Liquidation (Page 33)

The Board believes that the voluntary dissolution of Actua is in Actua’s best interests and the best interests of Actua’s stockholders. In connection with and leading up to the entering into and consummation of the Transactions, the Board considered at length, with the assistance of legal and financial advisors, potential strategic alternatives available to Actua, and elected to pursue the Transactions, which were approved by Actua’s stockholders, and a subsequent wind-down of Actua. After the consummation of the Transactions, in making its determination to approve the Plan of Dissolution, the Board considered, in addition to other pertinent factors, the fact that Actua currently has no significant remaining business operations or business prospects, the fact that Actua will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no significant source of revenue, and the fact that Actua has conducted an evaluation to identify remaining strategic alternatives involving Actua as a whole, such as asset sales, strategic partnerships or other business transactions, that would have a reasonable likelihood of providing value to Actua’s stockholders in excess of the amount the stockholders would receive in a liquidation. As a result of its evaluation, the Board concluded that the Dissolution is the preferred strategy among the alternatives now available to Actua and is in the best interests of Actua and its stockholders. Accordingly, the Board approved the dissolution and liquidation of Actua pursuant to the Plan of Dissolution and recommends that Actua’s stockholders approve the Dissolution Proposal.

Conduct of Actua Following the Approval of the Plan of Dissolution (Page 35)

If the Plan of Dissolution is approved by the requisite vote of Actua’s stockholders, the steps set forth below, among others, may be completed at such times as the Board or, if applicable, the Manager, in accordance with Delaware law, deems necessary, appropriate or advisable in Actua’s best interests and the best interests of Actua’s stockholders:

•	the filing of a Certificate of Dissolution with the Delaware Secretary of State;

•	the cessation of all of Actua’s business activities except those relating to winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits by or against Actua;

•	the collection, sale, exchange or other disposition of all or substantially all of Actua’s non-cash property and assets, including the Minority Investments, in one transaction or in several transactions;

•

the defense, resolution and/or settlement of any litigation against Actua (including that previously disclosed lawsuit in the Court of Chancery of the State of Delaware captioned Inter-Atlantic Fund II, L.P. and Neurone II Investments G.P. Ltd. v. Actua Corporation et al., Case No. 2017-0858-JTL (and

any other lawsuit, action or claim from any Bolt stockholder relating to Actua’s ownership or sale of Bolt or any subsequent sale of Bolt), along with any indemnification claims against Actua or other obligations related thereto (collectively, the “Bolt Litigation”)), as well as any potential claims for indemnification in connection with sales of Actua’s businesses, and the making of reasonable provision to pay insurance retentions and legal fees in connection with any such lawsuit or claim;

•	the payment of or the making of reasonable provision to pay all known claims and obligations, including all contingent, conditional or un-matured contractual claims known to Actua;

•	the making of such provision as will be reasonably likely to be sufficient to satisfy any claim against Actua which is the subject of a pending action, suit or proceeding to which Actua is a party;

•	the making of such provision as will be reasonably likely to be sufficient to satisfy any claims that have not been made known to Actua or that have not arisen but that, based on facts known to Actua, are likely to arise or become known to Actua within ten years after the date of dissolution;

•	the setting aside of a reserve consisting of cash and/or property to satisfy such claims and contingent obligations;

•	the payment of any additional liquidating distribution to Actua’s stockholders of record, determined as of the Final Record Date;

•	the pro rata distribution to Actua’s stockholders, or the transfer to one or more liquidating trustees for the benefit of Actua’s stockholders under a liquidating trust, of the remaining assets of Actua after payment or provision for payment of claims against and obligations of Actua; and

•	the taking of any and all other actions permitted or required by Delaware law and any other applicable laws and regulations.

The Board may, to the full extent permitted by law, amend the Plan of Dissolution without further stockholder approval if it determines that such amendment is in the best interests of Actua’s stockholders. In addition, if the Board determines that the Dissolution is not in Actua’s best interests or the best interests of Actua’s stockholders, the Board may direct that the Plan of Dissolution be abandoned, either before or after stockholder approval.

Amount and Timing of Expected Additional Liquidating Distributions to Stockholders (Page 38)

Actua previously distributed a portion of the net proceeds of the Transactions equal to $14.89 per share to its stockholders on February 1, 2018 (the “Transaction Distribution”). Actua cannot predict with certainty the amount of any additional liquidating distributions to its stockholders or whether it will be able to make additional liquidating distributions at all. However, based on the information currently available to it, Actua estimates that the aggregate additional amount ultimately distributed to its stockholders (not including the previously made Transaction Distribution) will be in the range of between approximately $0.80 and $2.07 per share. The actual amounts of any additional liquidating distributions may vary substantially, depending on, among other things, whether Actua becomes subject to any additional liabilities or claims, including potential claims for indemnification relating to sales of Actua’s businesses, whether Actua incurs unexpected or greater than expected losses with respect to contingent liabilities, the extent to which Actua is able to monetize the Minority Investments and any future amounts received by Actua in connection with, among other things, the following (all such future amounts received (including from the sale of Minority Investments), collectively, the “Potential Additional Proceeds”):

•

a Bolt Sale (as such term is defined in that certain Membership Interest Purchase Agreement, dated September 23, 2017, among Actua, Actua Holdings, Inc., Arsenal Acquisition Holdings, LLC and Velocity Holdco III Inc., an affiliate of CVC Growth Fund (“CVC Growth Fund”), the transaction agreement underlying Actua’s sale of its interests in Velocity and Bolt to an affiliate of CVC Growth Fund (such agreement, the “Velocity/Bolt Sale Agreement”)) that occurs pursuant to a definitive agreement executed prior to March 23, 2018 (or, under certain limited circumstances, April 22, 2018), in which case Actua Holdings, Inc. would be entitled to receive 50% of the net proceeds paid to CVC Growth Fund or its affiliates in excess of approximately $34.3 million, subject to certain adjustments; and/or

•	the Client Consent Adjustment Amount (as such term is defined in that certain Agreement and Plan of Merger, dated September 25, 2017, among FolioDynamix, Envestnet, Inc. (“Envestnet”), FCD Merger Sub, Inc., a wholly-owned subsidiary of Envestnet, and Actua USA Corporation, a wholly-owned subsidiary of Actua, as the representative of FolioDynamix’s stockholders, the merger agreement underlying Actua’s sale of its interests in FolioDynamix to Envestnet (such agreement, the “Folio Sale Agreement”)), pursuant to which Actua may realize approximately $11.6 million in additional cash proceeds in the second quarter of 2018 if and to the extent that FolioDynamix is able to meet an agreed-upon threshold under a previously disclosed purchase price adjustment mechanism relating to client consents.

Sale of Actua’s Remaining Assets (Page 39)

The Plan of Dissolution contemplates the potential for sale of all of Actua’s remaining non-cash assets, including the Minority Investments, without further stockholder approval. Stockholder approval of the Plan of Dissolution will constitute approval of any and all such future asset dispositions on such terms as are approved by the Board in its sole discretion.

Actua holds relatively small, privately-held, non-controlling interests in the Minority Investments. The prices and times at which Actua will be able to sell its various assets will depend largely on factors beyond Actua’s control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of Actua’s assets, market perceptions and limitations on transferability of certain assets. In addition, Actua may be unable to sell certain of its remaining non-cash assets at all, in which case Actua’s stockholders will be unable to realize any value for these assets.

Contingent Liabilities; Reserves (Page 39)

In connection with Actua’s dissolution, Actua is required by Delaware law to pay or provide for payment of all of its liabilities and obligations, including making reasonable provision for the payment of contingent obligations. Following the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State, Actua will pay all expenses and other known liabilities and maintain a reserve, consisting of cash or other assets, that Actua believes will be adequate for the satisfaction of all of its current contingent or conditional claims and liabilities. Actua may also take other steps to provide for the satisfaction of the reasonably estimated amount of such liabilities, including possibly seeking to acquire insurance coverage with respect to certain contingent liabilities. Actua currently estimates that it will maintain an initial cash reserve of approximately $10.6 million for unknown, contingent and/or conditional liabilities, including any liabilities relating to the Bolt Litigation or to potential claims for indemnification in connection with sales of Actua’s businesses. In addition, Actua may use all or a portion of the net proceeds of any sale of the Minority Investments and any other Potential Additional Proceeds it may receive in the future to satisfy any such liabilities. From time to time, Actua may distribute to its stockholders on a pro rata basis any portions of the reserve that Actua deems to no longer be required. In the event Actua fails to create an adequate reserve for the payment of its expenses and liabilities and amounts have been distributed to the stockholders under the Plan of Dissolution, creditors of Actua may be able to pursue claims against Actua’s stockholders directly to an extent they have claims co-extensive with such stockholders’ receipt of liquidating distributions. See “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution—If Actua fails to create an adequate reserve for payment of its expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to Actua’s creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in connection with the Dissolution.”

Reporting Requirements (Page 40)

Whether or not the Plan of Dissolution is approved, Actua continues to have an obligation to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Actua intends to request relief from the Securities and Exchange Commission (“SEC”) to suspend certain of Actua’s reporting obligations under the Exchange Act, and ultimately to terminate the registration of Actua’s common stock. However, the SEC may not grant Actua the requested relief and any continued reporting obligations will deplete the cash available for additional liquidating distribution to Actua’s stockholders.

Interests of Certain Persons in the Dissolution (Page 40)

The directors and executive officers of Actua hold 1,424,452 shares of Actua common stock. The estimated value of such shares of Actua common stock as of March 15, 2018 (based on the closing price of Actua common stock on such date) is set forth under the Section titled “Interests of Certain Persons in the Dissolution” set forth on page 9. Actua’s executive officers and directors who own shares of Actua common stock will be entitled to receive, on the same terms and conditions as Actua’s other stockholders, the same distributions and other benefits that Actua’s stockholders would receive when Actua makes additional liquidating distributions to Actua’s stockholders of record.

Certain Material U.S. Federal Income Tax Consequences (Page 43)

Assuming the Plan of Dissolution is approved by Actua’s stockholders, Actua’s stockholders generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the stockholder with respect to each share (including distributions to any liquidating trust, as discussed below), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) the stockholder’s adjusted tax basis in the shares of Actua’s common stock. If an Actua stockholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares. Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis in their shares, or block of shares, of Actua’s common stock before recognizing any gain or loss. If Actua makes more than one liquidating distribution, a stockholder will recognize gain to the extent the aggregate liquidating distributions allocated to a share, or block of shares, of Actua’s common stock exceed the stockholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from Actua has been received, and then only if the aggregate value of all liquidating distributions with respect to a share or block of shares is less than the stockholder’s tax basis for that share or block of shares. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the shares have been held for more than one year. If Actua distributes any property other than cash in a liquidating distribution to its stockholders, Actua will recognize gain or loss as if such property were sold to the stockholders at its fair market value.

If Actua transfers assets to a liquidating trust or trusts for the benefit of the stockholders, Actua intends to treat the liquidating trust or trusts as a grantor trust of the stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a distribution at the time Actua transfers assets to the liquidating trust or trusts equal to their pro rata shares of cash, and as applicable, the fair market value of property other than cash, transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. This constructive distribution will be treated as a distribution in liquidating of the stockholder’s shares of Actua’s common stock with the same U.S. federal income tax consequences of multiple distributions described above.

If the Plan of Dissolution is not approved, the Transaction Distribution will be treated as a non-liquidating distribution for U.S. federal income tax purposes, taxable as a dividend to the extent paid out of Actua’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes.

Stockholders are urged to carefully review this description and to consult their own tax advisors as to the specific tax consequences of any distributions made to them and of Actua’s dissolution and liquidation pursuant to the Plan of Dissolution.

Required Vote (Page 46)

The affirmative vote of a majority of the outstanding shares of Actua’s common stock entitled to vote at the Special Meeting is required to approve the Dissolution Proposal.

Recommendation of the Board (Page 46)

On January 18, 2018, the Board (i) determined that the Dissolution and the other transactions contemplated in connection therewith are advisable and in the best interests of Actua and its stockholders, (ii) approved in all respects the Plan of Dissolution and the other transactions contemplated thereby, and (iii) recommended that Actua’s stockholders vote for both the Dissolution Proposal and the Adjournment Proposal.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the risk that Actua may incur additional liabilities, the risk that Actua may have liabilities about which it is not currently aware, the risk that the cost of settling Actua’s liabilities and contingent obligations could be higher than anticipated, the risk that Actua may not be able to monetize the Minority Investments for sufficient value, the risk that the Potential Additional Proceeds actually received (including from the sale of the Minority Investments) may be significantly lower than Actua’s estimates and other risks and uncertainties detailed in Actua’s filings with the SEC. Although Actua believes that the expectations reflected in any forward-looking statements are reasonable, Actua cannot guarantee future events or results.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE SPECIAL MEETING

The following are some of the questions you may have as an Actua stockholder and answers to those questions. These questions and answers highlight only some of the information contained in this proxy statement. You should read carefully this entire document, including all appendices hereto, to fully understand the Dissolution Proposal, the Adjournment Proposal, and the voting procedures for the Special Meeting.

Special Meeting and Voting

Q. When and where is the Special Meeting going to be held?

A. The Special Meeting will be held at 10:00 a.m., Eastern Time on April 18, 2018 at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087.

Q. What is the purpose of the Special Meeting?

A. At the Special Meeting, stockholders will vote on the matters described in the accompanying Notice of Special Meeting and this proxy statement. The only matters expected to be voted upon at the Special Meeting are the Dissolution Proposal and the Adjournment Proposal.

Q. Which stockholders may vote?

A. The Board has fixed the close of business on March 15, 2018 as the record date for determining the stockholders of Actua who are entitled to receive notice of the Special Meeting, and to vote their shares at the Special Meeting and any adjournment or postponement of the Special Meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. Each share of Actua’s common stock is entitled to one vote. At the close of business on the record date, Actua had issued and outstanding 31,949,234 shares of common stock.

Q. What am I being asked to vote on?

A. The Board is asking Actua’s stockholders of record at the close of business on March 15, 2018, the record date for the Special Meeting, to consider and vote upon the Dissolution Proposal and the Adjournment Proposal. The Board currently knows of no other business that will be presented for consideration at the Special Meeting. In the event any matters other than those referred to in the accompanying Notice of Special Meeting and this proxy statement should properly come before and be considered at the Special Meeting, it is intended that proxies in the form Actua provides to its stockholders will be voted thereon in accordance with the discretion of the person or persons voting such proxies.

Q. What are the recommendations of the Board for how I should vote my shares?

A. The Board unanimously recommends that you vote “FOR” the Dissolution Proposal and “FOR” the Adjournment Proposal.

Q. Why is Actua seeking a stockholder vote on the Adjournment Proposal?

A. Adjourning the Special Meeting to a later date will give the Board additional time to solicit proxies to vote in favor of approval of the Dissolution Proposal if there are not sufficient votes in favor the proposal. Consequently, Actua is seeking your approval of the Adjournment Proposal to ensure that, if necessary, Actua will have enough time to solicit the required votes for approval of the Dissolution Proposal.

Q. Who can attend the Special Meeting?

A. Only stockholders of record as of the close of business on March 15, 2018, or their duly appointed proxies, may attend the Special Meeting. Stockholders will be asked to present a valid government-issued picture identification, such as a driver’s license or passport. If you hold your shares through an account with a bank, broker or other nominee, you must obtain a valid proxy in your name from your bank, broker or other nominee and bring that proxy to the Special Meeting, together with a valid government-issued picture identification and a copy of evidence from your bank, broker or other nominee (including a bank or brokerage statement) reflecting your common stock ownership as of March 15, 2018, the record date for the Special Meeting. Cameras and video recording devices will not be permitted at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting beginning ten days prior to the Special Meeting during ordinary business hours at 555 East Lancaster Avenue, Suite 640, Radnor, PA 19087, Actua’s principal place of business, and ending on the day prior to the Special Meeting.

Q. Do I need an admission ticket to attend the Special Meeting?

A. Admission to the Special Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Special Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a valid government-issued picture identification with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Special Meeting. Stockholders who do not obtain admission tickets in advance of the Special Meeting may obtain them on the date of the Special Meeting at the registration desk upon verifying their stock ownership as of the record date. All persons attending the Special Meeting must present a valid government-issued picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the Special Meeting. Admission to the Special Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at Actua’s discretion.

Q. How many votes must be present at the Special Meeting to constitute a quorum?

A. Stockholders holding a majority of the issued and outstanding shares of Actua’s common stock entitled to vote as of the record date, March 15, 2018, must be present, in person or by proxy, to constitute a quorum at the Special Meeting. As of the record date, there were 31,949,234 shares of Actua’s common stock issued and outstanding. Shares represented by abstentions on any proposal to be acted upon by stockholders at the Special Meeting will be treated as present at the Special Meeting for purposes of determining whether a quorum is present.

Q. How many votes can be cast by all stockholders?

A. 31,949,234 votes may be cast at the Special Meeting. Each stockholder is entitled to cast one vote for each share of common stock held by such stockholder as of the record date. There is no cumulative voting, and the holders of Actua’s common stock vote together as a single class.

Q. What vote is needed for each of the proposals to be adopted?

A. The affirmative vote of a majority of the outstanding shares of Actua’s common stock entitled to vote at the Special Meeting is required to approve the Dissolution Proposal. The affirmative vote of a majority of the outstanding shares of Actua’s common stock present in person or by proxy at the Special Meeting is required to approve the Adjournment Proposal. Abstentions will have the effect of a vote against each of the proposals, and broker non-votes will have the effect of a vote against the Dissolution Proposal but will not be counted for purposes of determining the number of votes present in person or represented by proxy with respect to the Adjournment Proposal. Abstentions and broker non-votes will be counted for the purposes of determining whether a quorum is present at the Special Meeting.

Q. What is a broker non-vote?

A. Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under applicable stock exchange rules, banks, brokers and other nominees who hold shares of Actua’s common stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners at least ten days prior to the applicable meeting. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a “broker non-vote” on the matter. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting, will have the effect of a vote against the Dissolution Proposal and will not be counted for purposes of determining the number of votes present in person or represented by proxy with respect to the Adjournment Proposal. Actua urges you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should provide voting instructions for your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

Q. How can I vote?

A. You can vote in person or by valid proxy received by telephone, via the Internet or by mail. If you are unable to attend the Special Meeting, Actua urges you to submit a proxy by doing one of the following:

•	Submit a proxy by telephone: You can submit a proxy for your shares by calling the toll-free number on your proxy card using a touch-tone telephone 24 hours a day. Easy to follow voice prompts enable you to submit a proxy for your shares and confirm that your voting instructions have been properly recorded. If your shares are held through a bank, broker or other nominee, please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to submit a proxy by telephone.

•	Submit a proxy via the Internet: You can also submit a proxy via the Internet by following the instructions on your proxy card. The website address for Internet proxy submission is indicated on your proxy card. Internet proxy submission is also available 24 hours per day. If your shares are held through a bank, broker or other nominee, please check your vote instruction form or contact your bank, broker or other nominee to determine whether you will be able to submit a proxy via the Internet.

•	Submit a proxy by mail: If you choose to submit a proxy by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received on or before April 17, 2018.

The deadline for submitting a proxy by telephone or electronically via the Internet is 11:59 p.m. Eastern Time on April 17, 2018.

Q. Can I change my vote?

A. Yes. A proxy may be revoked at any time prior to the voting at the Special Meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically via the Internet prior to the deadline for submitting a proxy by telephone or via the Internet), by sending a properly signed written notice of such revocation to Actua’s Corporate Secretary in advance of the Special Meeting or by attending the Special Meeting and voting in person. If your shares are held through a bank, broker or other nominee, you may change your voting instructions by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank nominee or fiduciary giving you the right to vote your shares, by attending the Special Meeting and voting in person.

Q. What if I vote for some but not all of the proposals?

A. Shares of Actua’s common stock represented by proxies received by Actua (whether received through the return of the enclosed proxy card or received by telephone or via the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this proxy statement will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Special Meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the Special Meeting, your shares will be voted “FOR” both the Dissolution Proposal and the Adjournment Proposal.

If your shares are held through a bank, broker or other nominee, and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will not have discretion to direct the voting of your shares at the Special Meeting and the votes represented by your shares will constitute broker non-votes. Under applicable stock exchange rules, banks, brokers and other nominees who hold shares of Actua’s common stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners at least ten days prior to the applicable meeting. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a “broker non-vote” on the matter. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting, will have the effect of a vote against the Dissolution Proposal and will not be counted for purposes of determining the number of votes present in person or represented by proxy with respect to the Adjournment Proposal. Actua urges you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should provide voting instructions for your shares by following the instructions provided on the vote instruction form that you receive from your bank, broker or other nominee.

Q. Should I send in my stock certificates?

A. No. You should not forward your stock certificates unless and until you receive instructions to do so. As a condition to the receipt of any distribution to the stockholders, Actua may, in its discretion, require stockholders to (i) surrender their certificates evidencing their shares of Actua’s common stock or (ii) furnish Actua with evidence satisfactory to it of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to Actua. If surrender of stock certificates will be required following the dissolution, Actua will send you written instructions regarding such surrender. Any distributions otherwise payable by Actua to its stockholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the law relating to unclaimed property).

Q. Who will pay for the cost of this proxy solicitation?

A. Actua will pay the cost of soliciting proxies on behalf of the Board. Actua’s directors, officers and employees may solicit proxies on Actua’s behalf in person or by telephone, facsimile or electronically via the Internet, as described above. Actua has engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist in the distribution of proxies. Actua will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with sending Actua’s proxy materials to beneficial owners of Actua’s common stock as of the record date.

Q. Who will count and certify the vote?

A. Representatives of Broadridge will count the votes and certify the voting results. The voting results are expected to be published in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of the Special Meeting.

Q. How can I access the proxy materials electronically?

A. Copies of the Notice of Special Meeting, proxy statement and Annual Report on Form 10-K for the year ended December 31, 2016, as well as other materials filed by Actua with the SEC, are available without charge to stockholders on Actua’s corporate website at www.actua.com or upon written request to Actua’s Investor Relations group at Actua Corporation, 555 East Lancaster Avenue, Suite 640, Radnor, PA 19087. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you submit a proxy by telephone or via the Internet.

Proposed Dissolution and Liquidation

Q. Why is the Board of Directors recommending approval of the Plan of Dissolution?

A. As of September 30, 2015, Actua owned a majority interest in four businesses, each of which addressed the needs of a specific vertical market or industry and which together constituted Actua’s principal source of revenue: GovDelivery Holdings, Inc. (“GovDelivery”), Velocity, Bolt, and FolioDynamix. As part of Actua’s ongoing efforts to unlock value for its stockholders, the Board determined that it was in the best interests of Actua and Actua’s stockholders to attempt to monetize these holdings, resulting in agreements to sell each of these four businesses. As previously disclosed, the sale of GovDelivery was consummated on October 18, 2016, the sale of Actua’s interest in each of Velocity and Bolt was consummated on December 12, 2017, and the sale of FolioDynamix was consummated on January 2, 2018. Following these sales, Actua’s remaining assets consist largely of minority ownership stakes (generally less than 10%) in relatively small private companies and the potential right to receive other Potential Additional Proceeds. After due consideration, with the assistance of legal and financial advisors, of the potential strategic alternatives available to Actua after the consummation of the Transactions and of the costs and benefits of continuing its operations, including the substantial accounting, legal and other expenses associated with being a small publicly-traded company with no significant source of revenue, the Board has determined that the Dissolution is advisable and in the best interests of Actua and Actua’s stockholders. See “Reasons for the Proposed Dissolution and Liquidation.”

Q. What will happen if the Plan of Dissolution is approved?

A. If the Plan of Dissolution is approved, Actua plans to file a Certificate of Dissolution with the Delaware Secretary of State, complete the liquidation of its remaining assets, satisfy its remaining obligations and make additional liquidating distributions to its stockholders of available liquidation proceeds, if any. Additionally, the Plan of Dissolution provides for the appointment, at the Board’s discretion, of the Manager to oversee the sale of Actua’s assets and Actua’s liquidation and wind up. Actua may, at any time, turn its management over to a third party to complete the liquidation of its remaining assets and distribute the available liquidation proceeds, if any, to its stockholders, pursuant to the Plan of Dissolution, including an assignment for the benefit of creditors. This third-party management may be in the form of a liquidating trust, which, if adopted, would succeed to all of Actua’s assets, liabilities and obligations. The Board may appoint one or more of its members, one or more of Actua’s officers or a third party to act as trustee or trustees of such liquidating trust. See “Certain Material U.S. Federal Income Tax Consequences—Liquidating Trusts.”

Q. When will stockholders receive payment of additional liquidating distributions?

A. Actua made the Transaction Distribution on February 1, 2018. Actua intends to make further liquidating distributions, if available, as permitted by Delaware law, from time to time following the effective date of the filing of the Certificate of Dissolution. However, Actua is unable to predict the precise amount or timing of the distribution or of any additional liquidating distributions. The timing and amount of additional liquidating distributions, if any, will depend upon the actual expenses incurred, the timing of the resolution of any matters for which Actua has established a reserve, the amount to be paid in satisfaction of such contingencies, and the net proceeds of any sale of the Minority Investments and any other Potential Additional Proceeds received, as well as

Actua’s ability to otherwise convert its remaining assets to cash. Although the Board has not established a firm timetable for additional liquidating distributions, subject to contingencies inherent in winding up Actua’s business, the Board intends to make any such distributions from time to time following the filing of the Certificate of Dissolution.

Q. What is the total amount of the payments, if any, that stockholders will receive?

A. Actua cannot predict with certainty the amount of any additional liquidating distributions to its stockholders beyond the Transaction Distribution. However, based on the information currently available to it, Actua estimates that the aggregate additional amount ultimately distributed to its stockholders (not including the previously made Transaction Distribution) will be in the range of between approximately $0.80 and $2.07 per share. The estimated remaining distributions represent Actua’s estimate of the amount to be distributed to stockholders during the liquidation, but do not represent the minimum or maximum distribution amount. Total actual distributions, if any, could be higher or lower.

The estimated remaining distributions are based on, among other things, the fact that, as of March 15, 2018, Actua had approximately $15.7 million in cash, cash equivalents and marketable securities (taking into account severance obligations and other known expenses through April 30, 2018), as well as certain assumptions with respect to the receipt of Potential Additional Proceeds more fully described in “Conduct of Actua Following the Approval of the Plan of Dissolution—Additional Liquidating Distributions.” Actua will pay all expenses (including operating and wind-down expenses to be incurred throughout the dissolution and wind-down process) and other known, non-contingent liabilities (which Actua presently estimates to be between $2 million and $4.5 million for the period from May 1, 2018 through the Dissolution). Actua has used and anticipates continuing to use cash until the end of the three-year period following the effective date of the filing of the Certificate of Dissolution for a number of items, including, but not limited to, the following:

•	ongoing operating expenses;

•	expenses, including retention amounts, incurred in connection with extending Actua’s directors’ and officers’ insurance coverage;

•	expenses incurred in connection with the sale of the Minority Investments;

•	expenses incurred in connection with the Dissolution;

•	taxes imposed upon Actua and any of its assets;

•	severance and related costs; and

•	professional, legal, consulting and accounting fees.

In addition, Actua expects to reserve approximately $10.6 million of cash for unknown, contingent and/or conditional liabilities, including any liabilities relating to the Bolt Litigation or to potential claims for indemnification in connection with sales of Actua’s businesses.

You may receive more or less than the amounts estimated above, or you may not receive any additional liquidating distributions at all. It is possible that any distribution could be followed in the future by additional distributions, if it is determined that any reserved amounts no longer need to be reserved or if Actua realizes more Potential Additional Proceeds than expected as part of the liquidation process.

Many of the factors influencing the amount of cash distributed to Actua’s stockholders as an additional liquidating distribution cannot be currently quantified with certainty and are subject to change. The actual amounts of any additional liquidating distributions may vary substantially, depending on, among other things, the actual operating expenses Actua incurs during the dissolution and wind-down process, Actua’s ability to successfully defend, resolve and/or settle the Bolt Litigation and any other litigation matters that may arise, whether Actua becomes subject to additional liabilities or claims, including potential claims for indemnification relating to sales of Actua’s businesses, whether Actua incurs unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities, and the extent to which Actua is able to realize proceeds from the sale of Minority Investments and/or Bolt and/or receive any other Potential Additional Proceeds. Accordingly, you will not know the exact amount of any additional liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the Plan of Dissolution. You may receive substantially less than the amount Actua currently estimates or that you otherwise expect to receive. See “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.”

Q. When do you expect the dissolution process to be completed?

A. Actua is working toward an orderly wind down of its business and operations. Subject to stockholder approval of the Plan of Dissolution, Actua currently expects to file a Certificate of Dissolution as soon as reasonably practicable following stockholder approval of the Plan of Dissolution. Additionally, pursuant to Delaware law, Actua’s corporate existence will continue for a period of three years following the effective date of the filing of the Certificate of Dissolution (subject to extension if authorized by a court), or as may be required to resolve pending litigation matters (including the Bolt Litigation), and Actua would not be permitted to carry on any business except that appropriate to wind down and liquidate its business and affairs.

Q. What are the material U.S. federal income tax consequences of the Dissolution?

A. Assuming the Plan of Dissolution is approved, amounts received by stockholders, including the Transaction Distribution, pursuant to the Plan of Dissolution will result in gain or loss for a stockholder equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the stockholder, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) the stockholder’s adjusted tax basis in the shares of Actua’s common stock. If an Actua stockholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares. Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis in their shares, or block of shares, of Actua’s common stock before recognizing any gain or loss. If Actua makes more than one liquidating distribution, a stockholder will recognize gain to the extent the aggregate liquidating distributions from Actua allocated to a share, or block of shares, of Actua’s common stock exceed the stockholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from Actua has been received, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share or block of shares. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will generally be long-term capital gain or loss if the stock has been held for more than one year. If Actua distributes any property other than cash in a liquidating distribution to its stockholders, Actua will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, Actua may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to its stockholders.

If Actua distributes assets to a liquidating trust or trusts for the benefit of the stockholders, the transfer of assets will be treated as distribution in liquidating of the stockholder’s shares, or block of shares, of Actua’s common stock. If Actua has made any liquidating distributions prior to transferring assets to a liquidating trust or trusts, the transfer of assets will be considered the final distribution to stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a liquidating distribution at the time Actua transfers assets to the liquidating trust or trusts equal to their pro rata shares of cash and the fair market value of property other than cash transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. The U.S. federal income tax consequences of this constructive distribution to a stockholder are the same as those of multiple distributions described above. The stockholders will be treated as owners of the liquidating trust or trusts and must take into account for U.S. federal income tax purposes their allocable portion of any income, gain, expense or loss recognized by the liquidating trust or trusts, whether or not they receive any actual distributions from the liquidating trust or trusts. Stockholders, however, will not be subject to tax when distributions are actually made by the liquidating trust. See “Certain Material U.S. Federal Income Tax Consequences.”

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of each stockholder. Actua recommends that each stockholder consult its own tax advisor regarding the federal income tax consequences of any distribution made to them and of the Plan of Dissolution as well as the state, local and foreign tax consequences.

Q. What will happen if the Plan of Dissolution is not approved?

A. If the Plan of Dissolution is not approved by Actua’s stockholders, Actua will not file the Certificate of Dissolution with the Delaware Secretary of State. However, based on consideration at length by the Board and Actua’s management, with the assistance of legal and financial advisors and in connection with and leading up to the Transactions previously approved by Actua’s stockholders, of other potential strategic alternatives available to Actua, the Board and management will continue to attempt to monetize Actua’s remaining assets, including the Minority Investments, and Actua will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no significant source of revenue. It is possible that Actua would seek voluntary dissolution at a later time and potentially with diminished assets.

In addition, the Transaction Distribution previously received by Actua’s stockholders will be treated as a non-liquidating distribution for U.S. federal income tax purposes. Such distribution will be taxable as a dividend for U.S. federal income tax purposes to the extent paid out of Actua’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a stockholder’s basis in shares of Actua’s common stock and thereafter as either long-term or short-term capital gain, depending on the stockholder’s holding period for such shares of common stock.

General

Q. Do I have appraisal rights?

A. Under Delaware law, you do not have appraisal rights in connection with any of the proposals.

Q. Who can help answer my questions?

A. If you have any additional questions about the Special Meeting, the Dissolution, the Dissolution Proposal or the Adjournment Proposal, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Actua or Broadridge:

•	Actua Corporation, 555 East Lancaster Avenue, Suite 640, Radnor, PA 19087; or by phone at 610-727-6900.

•	Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or by phone at 888-554-9413.

RISK FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN

DECIDING WHETHER TO APPROVE THE PLAN OF DISSOLUTION

This proxy statement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of factors both in and out of Actua’s control, including the risks faced described below and elsewhere in this proxy statement. See “Special Note Regarding Forward-Looking Statements” for more information.

There are many factors that Actua’s stockholders should consider when deciding whether to vote to approve the Plan of Dissolution, including the risk factors set forth below. You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement.

The amounts distributed to Actua’s stockholders as additional liquidating distributions, if any, may be substantially less than the estimates set forth in this proxy statement.

At present, the Board cannot determine with certainty the amount of any additional liquidating distribution to Actua’s stockholders. The amount of cash ultimately distributed to Actua’s stockholders in any additional liquidating distribution depends on, among other things, the amount of Actua’s liabilities, obligations and expenses and claims against Actua, and the amount of the reserves that Actua establishes during the liquidation process. Actua’s estimates of these amounts may be inaccurate. Factors that could impact Actua’s estimates include the following:

•	if any of Actua’s estimates regarding the Plan of Dissolution, including the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate;

•	if any of Actua’s estimates regarding the expected costs associated with defending, resolving or settling any litigation matters (including the Bolt Litigation) or claims for indemnification, as reflected in reserves which Actua has established, are inaccurate;

•	if other litigation is brought against Actua or its directors and officers;

•	if unforeseen claims are asserted against Actua, Actua will have to defend or resolve such claims or establish a reasonable reserve before making distributions to its stockholders;

•	if the net proceeds received by Actua for its non-cash property and assets, including the Minority Investments, or any other Potential Additional Proceeds received, are significantly lower than Actua’s estimates;

•	if any of Actua’s estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate Actua, are inaccurate; and

•	if Actua is unable to obtain relief from certain reporting requirements under the Exchange Act, Actua will continue to incur significant expenses related to ongoing reporting obligations.

If any of the foregoing occurs, the amount distributed to Actua’s stockholders may be substantially less than the amount Actua currently estimates.

In addition, under Delaware law, claims and demands may be asserted against Actua at any time during the three years following the effective date of the filing of the Certificate of Dissolution. Accordingly, the Board may obtain and maintain insurance coverage for such potential claims. As discussed above, the Board also expects to reserve approximately $10.6 million of cash for unknown, contingent and/or conditional liabilities, including any liabilities relating to the Bolt Litigation or to potential claims for indemnification in connection with sales of Actua’s businesses, and may also set aside additional amounts of cash (including all or a portion of the net proceeds of any sale of the Minority Investments and any other Potential Additional Proceeds) or other assets as a reserve to satisfy claims against and obligations of Actua that may arise during the three-year period following the effective date of the filing of the Certificate of Dissolution. As a result of these factors, Actua may retain for distribution at a later date some or all of the estimated amounts that it expects to distribute to stockholders.

Actua may not be able to settle all of its obligations, which may delay or reduce additional liquidating distributions to Actua’s stockholders.

Actua has current and future obligations to third parties, some of which are contingent. Actua’s estimated remaining distributions to its stockholders take into account all of Actua’s known liabilities and certain possible contingent liabilities and the Board’s best estimate of the amount reasonably required to satisfy such liabilities. As part of the wind-down process, Actua intends to discharge all of its obligations to third parties. Actua cannot assure you that unknown liabilities that that have not been accounted for will not arise, that Actua will be able to settle all of its liabilities or that Actua’s liabilities can be settled for the amounts Actua has estimated for purposes of calculating the range of distribution to its stockholders. If Actua is unable to reach an agreement with a third party relating to a liability, that a third party may bring a lawsuit against Actua. Amounts required to settle liabilities or to defend, resolve or settle lawsuits in excess of the amounts estimated will reduce the amount of net proceeds available for distribution to stockholders.

Actua may not be able to sell Actua’s minority holdings during the identified time frame, for amounts projected or otherwise on desirable terms, which may delay or reduce additional liquidating distributions to Actua’s stockholders.

In connection with the dissolution process, Actua intends to attempt to monetize its remaining holdings, which consist largely of the Minority Investments, and to distribute its other cash assets. However, these holdings are largely illiquid, such that it may be difficult or impossible for Actua to monetize them during the identified time frame, for amounts projected or otherwise on desirable terms, and there can be no assurance as to how long this process will take.

Actua may not receive some or all of certain cash inflows it currently expects to receive during the identified time frame, or the actual amounts Actua receives in connection therewith may be substantially less than Actua currently expects, which may delay or reduce additional liquidating distributions to Actua’s stockholders.

Actua’s current estimates of the amounts it will have available to fund the reserve for payment of its expenses and liabilities during the three-year period following the effective date of the filing of the Certificate of Dissolution and the amounts it will have available for additional liquidating distributions to its stockholders are based on, among other things, certain assumptions with respect to the receipt of Potential Additional Proceeds more fully described in “Conduct of Actua Following the Approval of the Plan of Dissolution—Additional Liquidating Distributions.” If the Potential Additional Proceeds actually received are significantly lower than Actua’s estimates, or if Actua does not receive the Potential Additional Proceeds during the identified time frame, the amount distributed to Actua’s stockholders may be substantially less than the amount Actua currently estimates. For instance, if a definitive agreement for a Bolt Sale is not executed prior to March 23, 2018 (or, under certain limited circumstances, April 22, 2018), Actua will not receive additional proceeds with respect to a Bolt Sale. Additionally, one of FolioDynamix’s clients has 60 days following the consummation of the sale of Actua’s interest in FolioDynamix to provide or withhold a required waiver of a termination right (or allow such right to expire), and if such client elects to exercise this termination right, Actua will not receive additional proceeds with respect to the Client Consent Adjustment Amount (as defined in the Folio Sale Agreement).

The Board may abandon or delay implementation of the Plan of Dissolution even if approved by Actua’s stockholders.

Even if Actua’s stockholders approve the Plan of Dissolution, the Board has reserved the right, in its discretion, to the extent permitted by Delaware law, to abandon or delay implementation of the Plan of

Dissolution if such action is determined to be in the best interests of Actua and its stockholders, in order, for example, to permit Actua to pursue strategic alternatives. Any such decision to abandon or delay implementation of the Plan of Dissolution may result in Actua incurring additional operating costs and liabilities, which could reduce the amount available for additional liquidating distributions to Actua’s stockholders. Additionally, if Actua’s stockholders approve the Plan of Dissolution, Actua may, subject to approval by the Board but without further stockholder approval, make an assignment for benefit of its creditors under applicable state law, and thereby liquidate and wind up its affairs through such an assignment for benefit of creditors proceeding under applicable law, as further described below.

The payment of additional liquidating distributions, if any, to Actua’s stockholders could be delayed.

Although the Board has not established a firm timetable for additional liquidating distributions to Actua’s stockholders, the Board intends, subject to contingencies inherent in winding down Actua’s business, to make such additional liquidating distributions, if any, from time to time following the filing of the Certificate of Dissolution in light of when creditor claims and contingent liabilities are paid or settled. However, Actua is currently unable to predict the precise timing of any such additional liquidating distributions or whether any additional liquidating distributions will occur at all. The timing of any such additional liquidating distributions will depend on and could be delayed by, among other things, the outcome of the Bolt Litigation and any settlements of obligations to third parties, including any potential claims for indemnification in connection with sales of Actua’s businesses. Additionally, a creditor could seek an injunction against the making of such distributions to Actua’s stockholders on the basis that the amounts to be distributed were needed to provide for the payment of Actua’s liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for such distribution to Actua’s stockholders.

Actua will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution.

Claims, liabilities and expenses from operations, such as operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses, will continue to be incurred as Actua winds down. These expenses could be much higher than currently anticipated and will reduce the amount of assets available for ultimate distribution to stockholders.

If Actua fails to create an adequate reserve for payment of its expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to Actua’s creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in connection with the Dissolution.

If the Plan of Dissolution is approved by Actua’s stockholders, Actua expects to file a Certificate of Dissolution with the Delaware Secretary of State dissolving Actua. Pursuant to Delaware law, Actua will continue to exist for three years after its dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against Actua and enabling Actua to gradually close its business, dispose of its property, discharge its liabilities and to distribute to its stockholders any remaining assets. In the event Actua fails to create during this three-year period an adequate reserve for payment of its expenses and liabilities (and, after accounting for its receipt of the net proceeds of any sale of the Minority Investments and any other Potential Additional Proceeds, otherwise does not have sufficient assets for payment of its expenses and liabilities), creditors of Actua may be able to pursue claims against Actua’s stockholders directly to an extent they have claims co-extensive with such stockholders’ receipt of liquidating distributions. Although the liability of any stockholder is limited to the amounts previously received by such stockholder from Actua (and from any liquidating trust or trusts) pursuant to the Plan of Dissolution, this means that a stockholder could be required to return all liquidating distributions previously made to such stockholder and receive nothing from Actua under the Plan of Dissolution. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no guarantee that the reserves established by Actua will be adequate to satisfy all such expenses and liabilities.

Further stockholder approval will not be required in connection with the implementation of the Plan of Dissolution, including for the sale of all or substantially all of Actua’s non-cash assets, if any, as contemplated in the Plan of Dissolution.

The approval of the Plan of Dissolution by Actua’s stockholders will also authorize, without further stockholder approval, the Board and, if applicable, the Manager to take such actions as they deem necessary, appropriate or desirable to implement the Plan of Dissolution and the transactions contemplated thereby. Accordingly, Actua may dispose of its non-cash assets without further stockholder approval.

Actua intends to seek relief from certain reporting requirements under the Exchange Act, which may substantially reduce publicly-available information about Actua. If Actua fails to obtain such relief, Actua will continue to bear the expense of being a public reporting company despite having no significant source of revenue.

Actua’s common stock is currently registered under the Exchange Act, which requires that Actua, and its officers and directors with respect to Section 16 of the Exchange Act, comply with certain public reporting and proxy statement requirements thereunder. Compliance with these requirements is costly and time-consuming. Actua anticipates that, contingent upon its stockholders approving the Plan of Dissolution, in order to curtail expenses, it will request relief from the SEC to suspend certain of its reporting obligations under the Exchange Act. If such relief is granted, publicly-available information about Actua will be substantially reduced. However, the SEC may not grant such relief at all or on a timely basis, in which case Actua would be required to continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no significant source of revenue.

Although the Board will be responsible for overseeing the Plan of Dissolution, the Board’s authority could effectively be transferred to a liquidating trustee or some other party.

Under Delaware law, a company’s board of directors retains ultimate decision-making authority following a company’s dissolution, and therefore the Board would initially be responsible for overseeing the Plan of Dissolution. However, pursuant to the Plan of Dissolution, a liquidating trust could be used to complete the Dissolution, or, under Delaware law, any director, creditor, stockholder or other party showing good cause could seek court appointment of a trustee or receiver to complete the Dissolution.

Interests of Actua’s stockholders in Actua after the Final Record Date, and interests of Actua’s stockholders in any liquidating trust Actua may establish pursuant to the Plan of Dissolution, may not be assignable or transferable.

Actua intends to discontinue recording transfers of shares of its common stock on the Final Record Date, and thereafter certificates representing shares of Actua’s common stock will not be assignable or transferable on Actua’s books except by will, intestate succession or operation of law. In addition, if Actua were to establish a liquidating trust, the interests of its stockholders in such liquidating trust would similarly not be assignable or transferable except by will, intestate succession or operation of law, which could adversely affect its stockholders’ ability to realize the value of such interests. Furthermore, given that Actua’s stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to any entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests would result in tax liability to the stockholders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

Actua may be subject to U.S. federal income tax on the distribution of any property other than cash.

If Actua distributes any property other than cash in an additional liquidating distribution to its stockholders, Actua will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, Actua may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to its stockholders. The Internal Revenue Service (the “IRS”) may challenge Actua’s valuation of any distributed property. As a result of such a challenge, the amount of gain or loss recognized by Actua and its stockholders on the property distribution might change.

If Actua’s stockholders do not approve the Plan of Dissolution, they may be subject to less favorable tax consequences on the receipt of the Transaction Distribution.

The Transaction Distribution will be treated as a non-liquidating distribution for U.S. federal income tax purposes if Actua’s stockholders do not approve the Plan of Dissolution. Non-liquidating distributions would be taxable as dividends for U.S. federal income tax purposes to the extent paid out of Actua’s current or accumulated earnings and profits and may subject to tax at rates that are higher than those applicable to liquidating distributions. Furthermore, Actua’s stockholders would not be able to reduce their adjusted tax basis in their shares of Actua’s common stock prior to recognizing non-liquidating distributions in income for U.S. federal income tax purposes.

In addition, foreign stockholders receiving non-liquidating distributions treated as dividends for U.S. federal income tax purposes may be subject to U.S. withholding tax at a rate of 30% or such lower rate as is established under an applicable treaty. Until the Plan of Dissolution is approved, Actua has withheld tax at a rate of 30% from the Transaction Distribution made to foreign stockholders. If the Plan of Dissolution is ultimately approved by Actua’s stockholders, Actua will distribute the previously withheld amounts to foreign stockholders, as applicable.

The tax treatment of any liquidating distributions may vary from stockholder to stockholder, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy for tax advice.

Actua has not requested a ruling from the IRS with respect to the anticipated tax consequences of the Plan of Dissolution, and will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences of the Plan of Dissolution described in the proxy statement proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to Actua’s stockholders and Actua from the liquidation and distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.

THE SPECIAL MEETING

This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the Board for use at the Special Meeting of Actua stockholders to be held on April 18, 2018, at 10:00 a.m., Eastern Time, or at any adjournments or postponements thereof. The Special Meeting will be held at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087. If you need directions to the location of the Special Meeting in order to attend the Special Meeting and vote in person, please contact Actua’s Corporate Secretary, Suzanne L. Niemeyer, at (610) 727-6874.

Purpose

The Special Meeting is being held to request that stockholders consider and vote upon the Dissolution Proposal and the Adjournment Proposal, each as described in this proxy statement. A copy of the Plan of Dissolution is attached to this proxy statement at Appendix A and is incorporated herein by reference in its entirety.

Actua does not expect a vote to be taken on any other matters at the Special Meeting. If, however, any other matters properly come before the Special Meeting proxy holders will vote thereon in accordance with their discretion.

Record Date; Stockholders Entitled to Vote

The Board has specified the close of business on March 15, 2018 as the record date for purpose of determining the stockholders of Actua who are entitled to receive notice of and to vote at the Special Meeting. Only Actua’s stockholders of record on the close of business on the record date are entitled to notice of and to vote at the Special Meeting. As of the record date, there were 31,949,234 shares of Actua’s common stock issued and outstanding and entitled to notice of and to vote at the Special Meeting. Each share of Actua’s common stock entitles its holder to one vote on all matters properly coming before the Special Meeting.

Quorum; Required Votes

The Special Meeting will be held only if a quorum, consisting of a majority of the outstanding shares of Actua’s common stock entitled to vote, is represented in person or by proxy. At the close of business on March 15, 2018, the record date for the Special Meeting, 31,949,234 shares of common stock were outstanding and eligible to vote at the Special Meeting, meaning that 15,974,618 shares of common stock must be represented at the Special Meeting in person or by proxy in order to have a quorum.

The Dissolution Proposal must be approved by the affirmative vote of a majority of the outstanding shares of Actua’s common stock entitled to vote at the Special Meeting. The Adjournment Proposal requires the affirmative vote of a majority of the shares of Actua’s common stock present in person or represented by proxy at the Special Meeting, regardless of whether a quorum is present.

Broker Non-Votes and Abstentions

For each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the effect of a vote against each of the proposals and will count for the purpose of determining whether a quorum is present at the Special Meeting.

Under applicable stock exchange rules, banks, brokers and other nominees who hold shares of Actua’s common stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners at least ten days prior to the applicable meeting. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a so-called “broker non-vote” on the matter. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting, will have the effect of a vote against the Dissolution Proposal and will not be counted for purposes of determining the number of votes present in person or represented by proxy with respect to the Adjournment Proposal.

Recommendation of the Board

The Board has unanimously approved and adopted the Plan of Dissolution and determined that the Dissolution and the other agreements and transactions contemplated by the Plan of Dissolution are advisable and in Actua’s and Actua’s stockholders’ best interests. The Board unanimously recommends that Actua’s stockholders approve the Plan of Dissolution by voting “FOR” the approval of the Dissolution Proposal. For a description of the factors considered by the Board in making its determinations with respect to the Dissolution Proposal, see “Recommendation of Actua’s Board of Directors.” The Board also unanimously recommends that Actua’s stockholders vote “FOR” the Adjournment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” BOTH THE DISSOLUTION PROPOSAL AND THE ADJOURNMENT PROPOSAL.

Solicitation of Proxies and Voting Procedures

Your shares may be voted at the Special Meeting only if you are present or represented by proxy. Whether or not you plan to attend the Special Meeting, you are encouraged to submit a proxy to ensure that your shares will be represented. If you hold shares in your own name as of the close of business on March 15, 2018, the record date for the Special Meeting, you have three ways to vote and submit your proxy prior to the Special Meeting:

•	Via Internet—Actua encourages you to submit your proxy over the Internet at www.proxyvote.com;

•	Via telephone—You may submit your proxy by calling 1-800-690-6903; or

•	Via mail—If you elected to receive your proxy materials by mail, you may submit a proxy by completing, signing and returning the proxy card that was sent to you.

If you are submitting a proxy over the Internet or by telephone, you will need to use the control number provided with your proxy materials. Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time on April 17, 2018. If you hold your shares through an account with a bank or a broker, please follow the directions provided to you by your bank or broker; your ability to submit a proxy via the Internet or by telephone depends on the voting procedures of your bank or broker.

If you want to vote in person at the Special Meeting, you must retain the top portion of your proxy card as your admission ticket and bring a valid government-issued picture identification with you to the Special Meeting. If you hold your shares through an account with a bank, broker or other nominee, you must obtain a valid proxy in your name from your bank, broker or other nominee and bring that proxy as your admission ticket to the Special Meeting, together with a valid government-issued picture identification and evidence from your bank, broker or other nominee (including a bank or brokerage statement) reflecting your common stock ownership as of March 15, 2018, the record date for the Special Meeting.

This proxy solicitation is being made and paid for by Actua on behalf of the Board. The cost of soliciting proxies, including expenses in connection with preparing and mailing of this proxy statement, will be borne by Actua. Actua has retained Broadridge to assist in the distribution of proxies for a nominal fee, reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of Actua, without additional compensation. Proxies may be solicited by mail, in person, by telephone, over the Internet or by other electronic means. Actua will also request brokers and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Actua’s common stock that the brokers and fiduciaries hold of record and will reimburse such brokers and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

Voting by, and Revocability of, Proxies

If you submit a proxy via the Internet, by telephone or by returning a signed proxy card by mail, your shares will be voted at the Special Meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the Dissolution Proposal and the Adjournment Proposal. If you hold your shares through an account with a bank or a broker, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you fail to correctly follow the instructions or your broker, bank or other nominee your shares may not be voted. See “Broker Non-Votes and Abstentions” for additional information.

You can revoke your proxy at any time before the voting at the Special Meeting by sending a properly signed written notice of your revocation to Actua’s Corporate Secretary before the Special Meeting, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to Actua’s Corporate Secretary at Actua Corporation, 555 East Lancaster Avenue, Suite 640, Radnor, PA 19087.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of the notice and proxy statement may have been sent to multiple stockholders in your household. Actua will promptly deliver a separate copy of those materials to you if you request one by writing, calling or e-mailing Actua’s Investor Relations group at Actua Corporation, 555 East Lancaster Avenue, Suite 640, Radnor, PA 19087 (telephone – 610-727-6900; e-mail – ir@actua.com). If you want to receive separate copies of those materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact Actua at the above address and phone number.

Other Business

Actua does not expect that any matter other than the Dissolution Proposal and the Adjournment Proposal will be brought before the Special Meeting. If, however, any other matter properly comes before the Special Meeting, proxy holders will vote thereon in accordance with their discretion.

Questions and Additional Information

If you have questions about the Dissolution, the Dissolution Proposal, the Adjournment Proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Actua’s Corporate Secretary, Suzanne L. Niemeyer, at 610-727-6874.

Availability of Documents

Any documents referenced in this proxy statement will be made available for inspection and copying at Actua’s principal executive offices at 555 East Lancaster Avenue, Suite 640, Radnor, PA 19087, during Actua’s regular business hours by any interested holder of Actua’s common stock.

PROPOSAL 1: APPROVAL OF PLAN OF DISSOLUTION

About Actua

Actua Corporation, a Delaware corporation (f/k/a ICG Group, Inc.), was formed on March 4, 1996 and is headquartered in Radnor, Pennsylvania. Prior to the Transactions, Actua was a multi-vertical cloud technology company with offerings that Actua believes created unique and compelling value for its customers and provided transformative efficiency to vertical markets. Actua’s common stock is currently trading on the OTCQB Market under the symbol “ACTA.” Prior to the delisting of its common stock from NASDAQ, effective as of February 8, 2018, Actua’s common stock was traded on The NASDAQ Global Select Market under the symbol “ACTA.” Actua’s principal executive office is located at 555 East Lancaster Avenue, Suite 640, Radnor, PA 19087 (telephone – 610-727-6900).

General

At a special meeting of Actua’s stockholders held on December 7, 2017, approximately 99.79% of the shares that were voted, representing 78.13% of Actua’s outstanding common stock, approved the Transactions, which together constituted a sale of substantially all of Actua’s assets. Actua has successfully completed the Transactions and distributed $14.89 per share, which constituted a substantial portion of the net proceeds from the Transactions. The Board now seeks, as a next step in its efforts to maximize stockholder value, to effect Actua’s dissolution, including the monetization of Actua’s remaining holdings and other assets and the deregistration of Actua’s common stock with the SEC. In furtherance of these efforts, the Board is presenting the Plan of Dissolution for approval by Actua’s stockholders. A copy of the Plan of Dissolution is attached to this proxy statement at Appendix A. All material features of the Plan of Dissolution are summarized below. Actua encourages you to read the Plan of Dissolution in its entirety.

At the Special Meeting, Actua’s stockholders will be asked to approve the voluntary dissolution and liquidation of Actua pursuant to the Plan of Dissolution, which was approved by the Board on January 18, 2018, subject to stockholder approval. The Board also recommended that Actua’s stockholders approve the Plan of Dissolution. Delaware law provides that a corporation may dissolve upon the recommendation of its board of directors, followed by the approval of its stockholders. At the Special Meeting, you will be asked to consider and vote upon (i) the Dissolution Proposal, (ii) the Adjournment Proposal, and (iii) transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting by or at the direction of the Board.

If the Plan of Dissolution is approved by Actua’s stockholders, Actua will file a Certificate of Dissolution with the Delaware Secretary of State dissolving Actua Corporation. Pursuant to Delaware law, Actua will continue to exist for three years after Actua’s dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against Actua and enabling Actua gradually to close its business, to dispose of its property, including its minority ownership stakes (generally less than 10%) in several private companies, including the Minority Investments, to discharge its liabilities and to distribute any remaining assets to its stockholders. The Plan of Dissolution also provides for the appointment, at the Board’s discretion, of the Manager. The proportionate interests of all of Actua’s stockholders will be fixed on the basis of their respective stock holdings at the Final Record Date. Actua intends to discontinue recording transfers of shares of its common stock on the Final Record Date, and thereafter certificates representing shares of Actua’s common stock will not be assignable or transferable on Actua’s books except by will, intestate succession or operation of law. After the Final Record Date, any distributions made by Actua will be made solely to the stockholders of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on Actua’s books as a result of any assignments by will, intestate succession or operation of law.

Summary of the Plan of Dissolution and Dissolution Process

In connection with the Dissolution, Actua is required by Delaware law to pay or provide for payment of all of its liabilities and obligations, including making reasonable provision for the payment of contingent obligations. After stockholder approval of the Plan of Dissolution, Actua’s activities will be limited to:

•	filing a Certificate of Dissolution with the Delaware Secretary of State and thereafter remaining in existence as a non-operating entity;

•	paying or otherwise resolving all of Actua’s known, non-contingent obligations and liabilities;

•	establishing a reserve, consisting of cash or other assets, that Actua believes will be adequate for the satisfaction of all unknown, contingent or conditional claims and liabilities;

•	making additional liquidating distributions to Actua’s stockholders of record determined as of the Final Record Date;

•	attempting to sell, exchange or otherwise dispose of all of Actua’s remaining non-cash assets, including the Minority Investments, for cash or cash equivalents in an orderly fashion;

•	managing and securing Actua’s rights with respect to any Potential Additional Proceeds;

•	terminating any of Actua’s remaining commercial agreements, relationships or outstanding obligations;

•	paying operating and liquidation expenses and satisfying any contingent liabilities as they become due out of funds available in the reserve;

•	distributing pro rata in one or more additional liquidating distributions all of Actua’s remaining assets, if any, to Actua’s stockholders of record as of the Final Record Date;

•	complying with SEC reporting requirements, as necessary; and

•	completing tax filings.

Delaware law provides that, following the approval of the Plan of Dissolution by Actua’s stockholders, the Board may take such actions as it deems necessary in furtherance of the dissolution of Actua and the winding up of its operations and affairs.

Actua will pay all of its expenses (including operating and wind-down expenses to be incurred throughout the dissolution and wind-down process) and other known, non-contingent liabilities (which Actua presently estimates at between $2 million and $4.5 million for the period from May 1, 2018 through the Dissolution). Actua has used and anticipates continuing to use cash until the end of the three-year period following the effective date of the filing of the Certificate of Dissolution for a number of items, including, but not limited to, the following:

•	ongoing operating expenses;

•	expenses, including retention amounts, incurred in connection with extending Actua’s directors’ and officers’ insurance coverage;

•	expenses incurred in connection with the sale of the Minority Investments;

•	expenses incurred in connection with the Dissolution;

•	taxes imposed upon Actua and any of its assets;

•	severance and related costs; and

•	professional, legal, consulting and accounting fees.

In addition, Actua expects to reserve approximately $10.6 million of cash for unknown, contingent and/or conditional liabilities, including any liabilities relating to the Bolt Litigation or to potential claims for indemnification in connection with sales of Actua’s businesses.

Actua previously distributed the Transaction Distribution to its stockholders on February 1, 2018. Actua cannot predict with certainty the amount of any additional liquidating distributions to its stockholders beyond the Transaction Distribution. However, based on the information currently available to it, Actua estimates that the aggregate additional amount ultimately distributed to its stockholders (not including the previously made Transaction Distribution) will be in the range of between approximately $0.80 and $2.07 per share. The estimated remaining distributions are based on, among other things, the fact that, as of March 15, 2018, Actua had approximately $15.7 million in cash, cash equivalents and marketable securities (taking into account severance obligations and other known expenses through April 30, 2018), as well as certain assumptions with respect to the receipt of Potential Additional Proceeds more fully described in “Conduct of Actua Following the Approval of the Plan of Dissolution—Additional Liquidating Distributions.” The estimated remaining distributions represent Actua’s estimate of the amount to be distributed to stockholders during the liquidation, but do not represent the minimum or maximum distribution amount. Total actual distributions, if any, could be higher or lower, or there may not be any additional liquidating distributions at all. It is possible that any distribution could be followed in the future by additional distributions, if it is determined that any reserved amounts no longer need to be reserved or if Actua realizes more Potential Additional Proceeds than expected as part of the liquidation process.

If funds are available and to the extent permitted by Delaware law, Actua intends to make additional liquidating distributions from time to time following the effective date of the filing of the Certificate of Dissolution. However, Actua is unable to predict the precise amount or timing of any additional liquidating distributions (or whether any additional liquidating distributions will occur at all), as many of the factors influencing the amount of cash distributed to Actua’s stockholders in additional liquidating distribution(s) and/or the timing of such distributions cannot be currently quantified with certainty and are subject to change. The actual amounts and timing of any additional liquidating distributions may vary substantially, depending on, among other things, the actual operating expenses Actua incurs during the dissolution and wind-down process, Actua’s ability to successfully defend, resolve and/or settle the Bolt Litigation and any other litigation matters that may arise (and the timing of any such successful defense, resolution or settlement), whether Actua becomes subject to additional liabilities or claims, including potential claims for indemnification relating to sales of Actua’s businesses (and the speed with which Actua is able to defend, resolve or discharge any such liabilities or claims), whether Actua incurs unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities, and the extent to which (and the speed with which) Actua is able to realize proceeds from the sale of Minority Investments and/or Bolt and/or receive any other Potential Additional Proceeds. Accordingly, Actua’s stockholders will not know the exact amount of any additional liquidating distributions that they may receive as a result of the Plan of Dissolution when they vote on the proposal to approve the Plan of Dissolution; they may receive substantially less than the amount Actua currently estimates or that they otherwise expect to receive. See “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.”

Any additional liquidating distributions from Actua will be made to stockholders according to their holdings of common stock as of the Final Record Date, which Actua expects to be the date on which Actua closes its stock transfer books and discontinue recording transfers of its common stock (except for transfers by will, intestate succession or operation of law).

Actua may, at any time, choose to implement the Plan of Dissolution through a liquidating trust, which, if adopted, would succeed to all of Actua’s assets, liabilities and obligations. The Board may appoint one or more of its members, one or more of Actua’s officers, or a third party to act as trustee or trustees of such liquidating trust. If all of Actua’s assets are not distributed within three years after the date Actua’s dissolution and a judicial extension of this deadline has not been sought or received, Actua expects to transfer its remaining assets to a liquidating trust at such time. If Actua’s stockholders approve the Plan of Dissolution, Actua may, subject to approval by the Board but without further stockholder approval, make an assignment for benefit of its creditors under applicable state law, and thereby liquidate and wind up its affairs through such an assignment for benefit of creditors proceeding under applicable law as further described below.

During the liquidation of Actua’s assets, Actua will pay certain of its officers, directors, employees and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. See “Interests of Certain Persons in the Dissolution.” Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services.

Background of the Transactions Preceding the Proposed Dissolution and Liquidation

As of September 30, 2015, Actua owned a majority interest in four businesses, each of which addressed the needs of a specific vertical market or industry and which together constituted Actua’s principal source of revenue: GovDelivery, Velocity, Bolt and FolioDynamix. As part of Actua’s ongoing evaluation of its businesses and prospects in light of corporate objectives and its constant mandate of delivering stockholder value, the Board and Actua’s senior management have, from time to time, considered potential strategic alternatives to continuing to own and operate Actua’s businesses (or certain of its businesses) in the ordinary course. More specifically, in 2016, Actua explored ways in which to unlock value for its stockholders, given market conditions whereby valuation multiples reflected in sales of private cloud-based companies (such as Actua’s four consolidated businesses) generally exceeded by a meaningful margin those reflected in the market stock price of Actua and similarly situated public cloud-based companies.

On September 20, 2016, following inbound interest from potential acquirers and an extensive auction process, Actua, through one of its subsidiaries, entered into a merger agreement to sell GovDelivery to affiliates of Vista Equity Partners. The sale of GovDelivery, which resulted in approximately $133 million in cash proceeds to Actua, was consummated on October 18, 2016.

In early September 2016, when it became apparent that the sale of GovDelivery would likely occur, Actua’s management and the Board began working with Evercore Group L.L.C. (“Evercore”) as a financial advisor to assist them in evaluating the potential uses of the net proceeds of the pending GovDelivery sale and other strategic issues. On October 19, 2017, representatives of Evercore presented to Actua’s management and the Board; the presentation included a review of market conditions/data and Actua’s strategic alternatives and potential uses of capital. Based in part on Evercore’s advice, the Board approved the launch of a “Dutch auction” tender offer in November 2016, which was consummated on December 9, 2016.

Based on the results of the GovDelivery sale and the “Dutch auction” tender offer, which Actua’s management and the Board believed demonstrated an unlocking of stockholder value that was not, under current market conditions, being captured in Actua’s public stock price, Actua’s management and the Board continued to have discussions with Evercore regarding various strategic options, which included, among other things, continuing to own and build Actua’s existing businesses, selling one or more of its businesses (including its three remaining majority-owned businesses, Velocity, Bolt and FolioDynamix) and selling Actua in its entirety.

Over the course of meetings of the Board on each of January 27, 2017 and March 10, 2017, the Board reviewed presentations and materials provided by Actua’s management and Evercore regarding, among other things, market conditions, financial projections, potential strategic alternatives and risks and opportunities associated therewith, and the long-term sustainability of Actua’s business model, particularly given the increasing cost and regulatory burden associated with Actua being a public company. At the direction of the Board, Actua’s management and Evercore continued to explore various strategic alternatives, including both the possibility of continuing to own Actua’s existing businesses and the possibility of pursuing a sale of Actua or one or more of its remaining businesses (including its three remaining majority-owned businesses, Velocity, Bolt and FolioDynamix). Based on additional deliberation and investigation, Evercore eventually recommended that the Board simultaneously explore a sale of Actua as a whole as well as, separately, a sale of FolioDynamix (as Evercore believed that the approach could yield the highest aggregate value for Actua’s assets with the lowest degree of execution risk). Following discussions, the Board authorized management, with the assistance of legal and financial advisors, to prepare marketing materials, execute confidentiality agreements and take such other necessary or advisable steps to obtain initial indications of interest from parties interested in acquiring Actua or one or more of its businesses, although at such time it was still uncertain which strategic alternatives, if any, Actua would ultimately pursue.

Between March and July 2017, in accordance with the Board’s instructions, Evercore pursued an outreach and bid solicitation process involving 29 potential financial sponsors of a sale of all of the equity of Actua and 8 potential strategic buyers of FolioDynamix. Following extensive negotiations and due diligence and the evaluation of bids by the Board, Actua’s management and Evercore identified potential acquirers of Actua in its entirety, including CVC Growth Fund, as well as potential acquirers of FolioDynamix, including Envestnet. However, it appeared unlikely that any prospective buyer of all of the equity of Actua would be identified, as the bids that had come in variously contemplated the separate sale of Bolt and/or FolioDynamix.

As the sale process unfolded, CVC Growth Fund, whose proposal contemplated the sale of FolioDynamix to a third party prior to the consummation of the proposed transaction with Actua, and Envestnet emerged as the most attractive prospective acquirers and, on August 1, 2017, following approval by the Board, Actua entered into an exclusivity agreement with CVC Growth Fund.

The Board met on August 31, 2017 to, among other things, discuss the status of the sale process to date and of the proposals with CVC Growth Fund and Envestnet. Based on a number of factors highlighted by management and Evercore, including the significant amount of residual rights and obligations of Actua following the closing of the proposed FolioDynamix sale as it was then contemplated as well as potential timing disparities between the envisioned transactions, the Board authorized Actua’s management and advisors to pursue an alternative structure in the CVC Growth Fund transaction whereby, in lieu of a sale of Actua to an affiliate of CVC Growth Fund in a merger, CVC Growth Fund would indirectly acquire all of Actua’s interests in Velocity and Bolt through the acquisition of a wholly-owned subsidiary of Actua, thus allowing for, among other things, a more orderly wind-down of Actua, along with a greater opportunity to maximize stockholder value in connection with the sale of the Minority Investments.

Actua, CVC Growth Fund, Envestnet, and their respective advisors continued to negotiate the potential transactions and exchanged and eventually finalized drafts of corresponding transaction agreements. At a meeting of the Board on September 23, 2017, following discussion, with the assistance of Actua’s legal and financial advisors, of the proposed transaction agreements with each of CVC Growth Fund and Envestnet, the risks related thereto, the fiduciary duties implicated thereby, and the fairness, from a financial point of view, thereof, the Board unanimously determined that each of the Transactions was advisable and in the best interests of Actua and its stockholders and approved the execution of both the Velocity/Bolt Sale Agreement and the Folio Sale Agreement.

At a special meeting of Actua’s stockholders held on December 7, 2017, approximately 99.79% of the shares that were voted, representing 78.13% of Actua’s outstanding common stock, approved the Transactions, which together constituted a sale of substantially all of Actua’s assets. As previously disclosed, the sale of Actua’s interest in Velocity and Bolt was successfully consummated on December 12, 2017, and the sale of Actua’s interest in FolioDynamix was successfully consummated on January 2, 2018. Following the consummation of these sales and the distribution of a substantial portion of the net proceeds from the Transactions, Actua’s remaining assets consist largely of the Minority Investments and the potential right to receive other Potential Additional Proceeds.

At a meeting held on January 18, 2018, after due consideration, with the assistance of legal and financial advisors, of the potential strategic alternatives available to Actua after the consummation of the Transactions and of the costs and benefits of continuing its operations, including the substantial accounting, legal and other expenses associated with being a small publicly-traded company with no significant source of revenue, and of additional factors more fully described in “Reasons for the Proposed Dissolution and Liquidation,” the Board determined that the Dissolution is advisable and in the best interests of Actua and Actua’s stockholders. The Board has therefore authorized the wind-down Actua’s affairs through, among other things, the monetization of

Actua’s remaining holdings and other assets. In furtherance of these efforts, the Board is presenting the Plan of Dissolution for approval by Actua’s stockholders.

Reasons for the Proposed Dissolution and Liquidation

As part of Actua’s evaluation process and in connection with and leading up to the Transactions previously approved by Actua’s stockholders, the Board considered the risks and timing of each alternative available to Actua, as well as management’s financial projections, and consulted with management and Actua’s legal and financial advisors. In arriving at its determination that the Plan of Dissolution is advisable and in Actua’s best interests and the best interests of Actua’s stockholders and is the preferred strategic option for Actua after the consummation of the Transactions, the Board carefully considered the terms of the Plan of Dissolution and the dissolution process under Delaware law, as well as other available strategic alternatives. In approving the Plan of Dissolution, the Board considered such terms and alternatives, as well as the following factors:

•	the fact that, in connection with and leading up to the Transactions previously approved by Actua’s stockholders, Actua conducted an evaluation to identify strategic alternatives involving Actua as a whole, including a merger, asset sale, strategic partnership or other business combination transaction, and decided to proceed with the Transactions, which have now been successfully completed;

•	the fact that, after the consummation of the Transactions, Actua remains a publicly-traded company, complete with the substantial accounting, legal and other expenses typical for a public company but with no remaining significant source of revenue;

•	the anticipated timing of additional liquidating distributions of cash to Actua’s stockholders in a dissolution compared to other remaining potential strategic alternatives;

•	the terms and conditions of the Plan of Dissolution, including the provisions that permit the Board to abandon the plan prior to the effective time of the dissolution if it determines that, in light of new proposals presented or changes in circumstances, the Dissolution is no longer advisable and in Actua’s best interests and the best interests of Actua’s stockholders;

•	the fact that Delaware corporate law requires that the dissolution of a corporation be approved by the affirmative vote of holders of a majority of the shares of Actua’s common stock entitled to vote, which ensures that the Board will not be taking actions of which a majority of Actua’s stockholders disapprove; and

•	the fact that approval of the Plan of Dissolution by the requisite vote of Actua’s stockholders authorizes the Board and officers to implement the Plan of Dissolution without further stockholder approval.

The Board also considered the following risks in arriving at its conclusion that dissolving and liquidating Actua is in Actua’s best interests and the best interests of Actua’s stockholders:

•	the uncertainty of the timing, nature and amount of any additional liquidating distributions to stockholders;

•	the possibility that liquidation would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a sale or other transaction involving Actua or a sale of shares on the open market;

•	the risks associated with the sale of Actua’s remaining non-cash assets, including the Minority Investments, as part of the Plan of Dissolution;

•	the possibility that the price of Actua’s common stock might have increased in the future to a price greater than the current price or the value of the assets distributed in liquidation;

•	the possibility that certain of Actua’s executive officers and directors may have financial interests in the Dissolution that may be different from, or in addition to, the interests of Actua’s stockholders generally;

•	the possibility that all or a portion of the Transaction Distribution and any additional liquidating distribution(s) may be treated as dividends for U.S. federal income tax purposes;

•	the risk that Actua’s stockholders may be required to return to creditors some or all of the liquidating distributions; and

•	the fact that, if the Plan of Dissolution is approved by Actua’s stockholders, Actua anticipates that stockholders would generally not be permitted to transfer shares of Actua’s common stock after the effective date of Actua’s filing of the Certificate of Dissolution with the Delaware Secretary of State.

The Board also considered the other factors described in the section entitled “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution” in this proxy statement and in the section entitled “Risk Factors” in Actua’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017 and Actua’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, filed with the SEC on May 8, 2017, for the six months ended June 30, 2017, filed with the SEC on August 9, 2017, and for the nine months ended September 30, 2017, filed with the SEC on November 9, 2017, in deciding to approve, and recommend that Actua’s stockholders approve, the Plan of Dissolution.

In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, the Board did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of the Board may have given different weight to different factors.

Actua cannot offer any assurance that the liquidation value per share of Actua’s common stock will equal or exceed the price or prices at which such shares recently have traded or could trade over-the-counter in the future. However, the Board believes that it is in Actua’s best interests and the best interests of Actua’s stockholders to distribute to the stockholders Actua’s net assets pursuant to the Plan of Dissolution. If Actua’s stockholders do not approve the Plan of Dissolution, the Board will explore what, if any, alternatives are available in light of Actua’s limited business activities.

Possible remaining strategic alternatives include selling all of Actua’s stock or assets or seeking voluntary dissolution at a later time and with diminished assets. At this time, the Board has considered all of these options and has determined that it is in Actua’s best interests and in the best interests of Actua’s stockholders to dissolve Actua and periodically return its cash to Actua’s stockholders. The Board, however, retains the right to consider other alternatives and abandon the Plan of Dissolution prior to the effective time of the dissolution should a superior offer arise before the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State. See “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.”

Dissolution Under Delaware Law

Delaware law provides that a corporation may dissolve upon the approval of a corporation’s board of directors followed by a majority vote of its stockholders. Following such approval, the dissolution is effected by filing a Certificate of Dissolution with the Delaware Secretary of State. The corporation is dissolved upon the effective date of its Certificate of Dissolution.

Under Delaware law, once a corporation is dissolved, it continues its corporate existence for three years, but may not carry on any business except that appropriate to wind up and liquidate its business and affairs. The process of winding up includes, among other things:

•	the settling and closing of any business;

•	the disposition and conveyance of any property;

•	the discharge of any liabilities, including making reasonable provision for contingent and likely future claims;

•	the prosecution and defense of any lawsuits; and

•	the distribution of any remaining assets to stockholders.

If any action, suit or proceeding is commenced by or against the corporation before or within the three-year winding up period (or any extension thereof granted by a court), the corporation will, solely for the purpose of such action, suit or proceeding, automatically continue to exist beyond the three-year period until any judgments, orders or decrees are fully executed.

Absence of Appraisal Rights

Under Delaware law, Actua’s stockholders are not entitled to appraisal, dissenters’ or similar rights in connection with the Dissolution.

Conduct of Actua Following the Approval of the Plan of Dissolution

This section of the proxy statement describes material aspects of the proposed Plan of Dissolution and the steps Actua, the Board and, if applicable, the Manager expect to take pursuant thereto. While Actua believes that this description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the section captioned “Summary of the Plan of Dissolution and Dissolution Process” and the Plan of Dissolution attached as Appendix A to this proxy statement, and the other documents delivered with this proxy statement for a more complete understanding of the Plan of Dissolution.

Approval of Plan of Dissolution; Appointment of Manager

To become effective, the Plan of Dissolution must be approved by the affirmative vote of a majority of the outstanding shares of Actua’s common stock. The approval of the Plan of Dissolution by the requisite vote of the holders of Actua’s common stock will constitute adoption of the Plan of Dissolution and a grant of full and complete authority for the Board and officers, without further stockholder action, to proceed with the Dissolution in accordance with any applicable provision of the Delaware law, including the authority to dispose of all of Actua’s remaining non-cash assets. The Plan of Dissolution also provides for the appointment, at the Board’s discretion, of a Manager to oversee the sale of Actua’s assets and Actua’s liquidation and wind up.

Dissolution and Liquidation

If the dissolution is approved by the requisite vote of Actua’s stockholders, the steps set forth below may be completed at such times as the Board, in its discretion and in accordance with Delaware law, deems necessary, appropriate or advisable in Actua’s best interests and the best interests of Actua’s stockholders:

•	the filing of a Certificate of Dissolution with the Delaware Secretary of State;

•	the cessation of all of Actua’s business activities except those relating to winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits by or against Actua;

•	the collection, sale, exchange or other disposition of all or substantially all of Actua’s non-cash property and assets, if any, in one transaction or in several transactions;

•	the defense, resolution and/or settlement of any litigation against Actua (including the Bolt Litigation), as well as any potential claims for indemnification in connection with sales of Actua’s businesses, and the making of reasonable provision to pay insurance retentions and legal fees in connection with any such lawsuit or claim;

•	the payment of or the making of reasonable provision to pay all known claims and obligations, including all contingent, conditional or un-matured contractual claims known to Actua;

•	the making of such provision as will be reasonably likely to be sufficient to satisfy any claim against Actua which is the subject of a pending action, suit or proceeding to which Actua is a party;

•	the making of such provision as will be reasonably likely to be sufficient to satisfy any claims that have not been made known to Actua or that have not arisen but that, based on facts known to Actua, are likely to arise or become known to Actua within ten years after the date of dissolution;

•	the setting aside of a reserve consisting of cash and/or property to satisfy such claims and contingent obligations;

•	the payment of any additional liquidating distribution to Actua’s stockholders of record, determined as of the Final Record Date;

•	the pro rata distribution to Actua’s stockholders, or the transfer to one or more liquidating trustees for the benefit of Actua’s stockholders under a liquidating trust, of the remaining assets of Actua after payment or provision for payment of claims against and obligations of Actua; and

•	the taking of any and all other actions permitted or required by Delaware law and any other applicable laws and regulations.

Additional Liquidating Distributions

It is Actua’s current intention to make additional liquidating distributions to its stockholders of record as of the Final Record Date from time to time, as permitted by Delaware law. Delaware law requires that, prior to making any liquidating distribution, Actua pay or provide for payment of all of Actua’s liabilities and obligations, including contingent liabilities. In determining whether adequate provision is being made for any outstanding liabilities or wind down costs, the Board may consider a variety of factors. For example, in the case of outstanding disputed or contingent liabilities (including the Bolt Litigation and any potential claims for indemnification in connection with sales of Actua’s businesses), considerations may include the estimated maximum amount of the claim and the likelihood that the claim will be resolved in the claimant’s favor or that the contingency will occur. Further, Actua’s ability to make additional liquidating distributions could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.

Uncertainties as to the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distribution, if anything. Actua will continue to incur claims, liabilities and expenses (including operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses) following the approval of the dissolution and liquidation of Actua pursuant to the Plan of Dissolution. These claims, liabilities and expenses will reduce the amount of cash and assets available for ultimate distribution to Actua’s stockholders.

Actua cannot predict with certainty the amount of any additional liquidating distributions to its stockholders or whether it will be able to make additional liquidating distributions at all. However, based on the information currently available to it, Actua estimates that the aggregate additional amount ultimately distributed to its stockholders (not including the previously made Transaction Distribution) will be in the range of between approximately $0.80 and $2.07 per share. This estimate of the amount that may be available for distribution assumes, among other things:

•	that there will be no lawsuits filed against Actua or its officers or directors prior to or following the approval of the dissolution and liquidation pursuant to the Plan of Dissolution;

•	that the Dissolution will be completed within three years;

•	a reserve of between $12.6 million and $15.1 million to satisfy estimated expenses and liabilities, which reserve amount includes $10.6 million for unknown, contingent and/or conditional liabilities;

•	the receipt by Actua of Potential Additional Proceeds (including from the sale of the Minority Investments) consistent with Actua’s current expectations; and

•	that the amount of Actua’s estimated expenses to complete the Dissolution will not exceed the estimates contained in the table below.

Any one or more of these assumptions may prove to be wrong, which could reduce the amount available to distribute to Actua’s stockholders.

The following table sets forth the basis for Actua’s estimate of additional liquidating distributions (not including the previously made Transaction Distribution). The following table is based upon, among other things, the assumptions set forth above and estimates of certain liabilities. If Actua’s assumptions or estimates contained therein prove to be incorrect, Actua’s stockholders may ultimately receive substantially more or less than the amounts estimated here. Actua do not plan to resolicit stockholder approval for the Dissolution even if the amount ultimately distributed to Actua’s stockholders changes significantly from the estimates set forth in this proxy statement.

Estimated Additional Liquidating Distribution to Stockholders as of March 15, 2018 (in millions, except for share and per share amounts)	Low Estimate	High Estimate
Cash, cash equivalents and marketable securities, net of severance obligations and other known expenses through April 30, 2018	$15.7	$15.7
Estimated Potential Additional Proceeds (excluding proceeds from sales of Bolt and Minority Investments)	$0.1	$15.0
Estimated Potential Additional Proceeds from sales of Bolt and Minority Investments	$22.2	$50.4
Estimated operating expenses from May 1, 2018 through Dissolution period	$(2.0)	$(4.5)
Current reserve for unknown, contingent and/or conditional liabilities	$(10.6)	$(10.6)
Estimated cash to distribute to stockholders	$25.4	$66.0
Assumed shares outstanding	31,949,234	31,949,234
Estimated additional liquidating distribution(s) per share	$0.80	$2.07

Based on the foregoing, Actua estimates that the aggregate additional amount ultimately distributed to its stockholders (not including the previously made Transaction Distribution) will be in the range of between approximately $0.80 and $2.07 per share. The actual amounts of any additional liquidating distributions may vary substantially, depending on, among other things, whether Actua becomes subject to additional liabilities or claims, including potential claims for indemnification relating to sales of Actua’s businesses, whether Actua incurs unexpected or greater than expected losses with respect to contingent liabilities, the extent to which Actua is able to monetize the Minority Investments and/or Bolt and/or to receive any other Potential Additional Proceeds. See “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.” Although the Board has not established a firm timetable for additional liquidating distributions, subject to contingencies inherent in winding up Actua’s business, the Board intends to make such distributions from time to time following the filing of the Certificate of Dissolution.

Final Record Date

Actua anticipates that the Final Record Date will be the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State. Actua intends to close its stock transfer books and discontinue recording transfers of shares of Actua’s common stock on the Final Record Date, and thereafter certificates representing shares of Actua’s common stock will not be assignable or transferable on Actua’s books except by will, intestate succession or operation of law. After the Final Record Date, Actua will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of Actua’s shares will occur after the Final Record Date.

All additional liquidating distributions from Actua or a liquidating trust, or as a result of an assignment for the benefit of creditors, on or after the Final Record Date, if any, will be made to stockholders of record as of the Final Record Date according to their holdings of common stock as of the Final Record Date. Subsequent to the Final Record Date, Actua may at its election require stockholders to surrender certificates representing their shares of common stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by Actua or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder’s certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish Actua with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Amount and Timing of Expected Additional Liquidating Distributions to Stockholders

Actua previously distributed the Transaction Distribution to its stockholders on February 1, 2018. Actua cannot predict with certainty the amount of any additional liquidating distributions to its stockholders beyond the Transaction Distribution. However, based on the information currently available to it, Actua estimates that the aggregate additional amount ultimately distributed to its stockholders (not including the previously made Transaction Distribution) will be in the range of between approximately $0.80 and $2.07 per share. The estimated remaining distributions are based on, among other things, the fact that, as of March 15, 2018, Actua had approximately $15.7 million in cash, cash equivalents and marketable securities (taking into account severance obligations and other known expenses through April 30, 2018), as well as certain assumptions with respect to the receipt of Potential Additional Proceeds more fully described in “Conduct of Actua Following the Approval of the Plan of Dissolution—Additional Liquidating Distributions.” The estimated remaining distributions represent Actua’s estimate of the amount to be distributed to stockholders during the liquidation, but do not represent the minimum or maximum distribution amount. Total actual distributions, if any, could be higher or lower, or there may not be any additional liquidating distributions at all. It is possible that any distribution could be followed in the future by additional distributions, if it is determined that any reserved amounts no longer need to be reserved or if Actua realizes more Potential Additional Proceeds than expected as part of the liquidation process.

If funds are available and to the extent permitted by Delaware law, Actua intends to make additional liquidating distributions from time to time following the effective date of the filing of the Certificate of Dissolution. However, Actua is unable to predict the precise amount or timing of any additional liquidating distributions (or whether any additional liquidating distributions will occur at all), as many of the factors influencing the amount of cash distributed to Actua’s stockholders in additional liquidating distribution(s) and/or the timing of such distributions cannot be currently quantified with certainty and are subject to change. The actual amounts and timing of any additional liquidating distributions may vary substantially, depending on, among other things, the actual operating expenses Actua incurs during the dissolution and wind-down process, Actua’s ability to successfully defend, resolve and/or settle the Bolt Litigation and any other litigation matters that may arise (and the timing of any such successful defense, resolution or settlement), whether Actua becomes subject to additional liabilities or claims, including potential claims for indemnification relating to sales of Actua’s businesses (and the speed with which Actua is able to defend, resolve or discharge any such liabilities or claims), whether Actua incurs unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities, and the extent to which (and the speed with which) Actua is able to realize proceeds from the sale of Minority Investments and/or Bolt and/or receive any other Potential Additional Proceeds. Accordingly, Actua’s stockholders will not know the exact amount of any additional liquidating distributions that they may receive as a result of the Plan of Dissolution when they vote on the proposal to approve the Plan of Dissolution; they may receive substantially less than the amount Actua currently estimates or that they otherwise expect to receive. See “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.”

Sale of Actua’s Remaining Assets

The Plan of Dissolution contemplates the sale of all of Actua’s remaining non-cash assets, including the Minority Investments, if and at such time as the Board or the Manager, if applicable, may approve, without further stockholder approval. The Plan of Dissolution does not specify the manner in which Actua may sell its assets. Such sales could take the form of sales of individual assets, sales of groups of assets organized by type of asset or otherwise, a single sale of all or substantially all of Actua’s assets, or some other form of sale. The assets may be sold to one or more purchasers in one or more transactions over a period of time. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board. Actua does not anticipate amending or supplementing this proxy statement to reflect any such agreement or sale, unless required by applicable law.

Actua holds relatively small, privately-held, non-controlling interests in the Minority Investments. The prices and times at which Actua will be able to sell its various assets, including the Minority Investments, will depend largely on factors beyond Actua’s control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, public market perceptions, and limitations on transferability of certain assets. In addition, Actua may not obtain as high a price for a particular asset as Actua might secure if it were not in liquidation. See “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.”

Contingent Liabilities; Reserves

Under Delaware law, Actua is required, in connection with the Dissolution, to pay or make reasonable provision for payment of all of its liabilities and obligations. Actua will pay all of its expenses (including operating and wind-down expenses to be incurred throughout the dissolution and wind-down process) and other known, non-contingent liabilities (which Actua presently estimates at between $2 million and $4.5 million for the period from May 1, 2018 through the Dissolution). Actua has used and anticipates continuing to use cash until the end of the three-year period following the effective date of the filing of the Certificate of Dissolution for a number of items, including, but not limited to, the following:

•	ongoing operating expenses;

•	expenses, including retention amounts, incurred in connection with extending Actua’s directors’ and officers’ insurance coverage;

•	expenses incurred in connection with the sale of the Minority Investments;

•	expenses incurred in connection with the Dissolution;

•	taxes imposed upon Actua and any of its assets;

•	severance and related costs; and

•	professional, legal, consulting and accounting fees.

In addition to the $4.5 million it has set aside for known, ongoing expenses, Actua will maintain a reserve, consisting of cash or other assets that Actua believes will be adequate for the satisfaction of all of its current unknown, contingent and/or conditional claims and liabilities. Actua may also take other steps to provide for the satisfaction of the reasonably estimated amount of such claims and liabilities, including possibly seeking to acquire insurance coverage with respect to certain claims and liabilities. Actua currently estimates that it will maintain an initial cash reserve of approximately $10.6 million of cash for unknown, contingent and/or conditional liabilities, including any liabilities relating to the Bolt Litigation or to potential claims for indemnification in connection with sales of Actua’s businesses (resulting in a total reserve of between $12.6 million and $15.1 million to satisfy all estimated expenses and liabilities). In addition, Actua may use all or a portion of the net proceeds of any sale of the Minority Investments and any other Potential Additional Proceeds it may receive in the future to satisfy any such liabilities.

The estimated amount of the reserve is based upon certain estimates and assumptions and a review of Actua’s estimated operating expenses and future estimated liabilities, including, without limitation, estimated operating costs, salaries, directors’ and officers’ insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous office expenses, and accrued expenses reflected in Actua’s financial statements. There can be no assurance that the reserve will be sufficient. If any of Actua’s estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and consulting fees) necessary to dissolve and liquidate Actua and the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, Actua may be required to increase the amount of the reserve. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), Actua will distribute to its stockholders any remaining portion of the reserve.

In the event Actua fails to create an adequate reserve for the payment of its expenses and liabilities and amounts have been distributed to the stockholders under the Plan of Dissolution, creditors of Actua may be able to pursue claims against Actua’s stockholders directly to an extent they have claims co-extensive with such stockholders’ receipt of liquidating distributions. See “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution—If Actua fails to create an adequate reserve for payment of its expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to Actua’s creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in connection with the Dissolution.”

If Actua were held by a court to have failed to make adequate provision for its expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserve and any assets of the liquidating trust or trusts, a creditor of Actua’s could seek an injunction against the making of additional liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of Actua’s expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.

Reporting Requirements

Whether or not the Plan of Dissolution is approved, Actua continues to have an obligation to comply with the applicable reporting requirements of the Exchange Act. Actua intends to seek relief from the SEC from certain reporting requirements under the Exchange Act, which may substantially reduce publicly-available information about Actua. However, the SEC may not grant Actua the requested relief, in which case Actua would be required to continue to bear the expense of complying with all applicable reporting requirements under the Exchange Act. The costs of compliance with such reporting requirements would reduce the amount which otherwise could be distributed to stockholders. See “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution—Actua intends to seek relief from certain reporting requirements under the Exchange Act, which may substantially reduce publicly-available information about Actua.”

Interests of Certain Persons in the Dissolution

Certain of Actua’s executive officers and directors may have financial interests in the Dissolution that may be different from, or in addition to, the interests of Actua’s stockholders generally. In particular:

•	during the liquidation of Actua’s assets, Actua will pay certain of its officers, directors, employees and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services; and

•

the directors and executive officers of Actua hold 1,424,452 shares of Actua common stock. The estimated value of such shares of Actua common stock as of March 15, 2018 (based upon the $1.15 per share closing price of Actua’s common stock as of such date) is $1,638,120. Actua’s executive officers and directors who own shares of Actua common stock will be entitled to receive, on the same terms and conditions as Actua’s other stockholders, the same distributions and other benefits that Actua’s stockholders would receive when Actua makes additional liquidating distributions to Actua’s stockholders of record.

The Board was aware of those potentially differing interests and considered them, among other matters, in evaluating the Plan of Dissolution and in reaching its decision to approve such plan and the actions contemplated thereby, as more fully discussed in “Background of the Transactions Preceding the Proposed Dissolution and Liquidation” and “Reasons for Recommending the Proposed Dissolution and Liquidation.”

Actua’s executive officers and directors who own shares of common stock will be entitled to receive, on the same terms and conditions as Actua’s other stockholders, the same distributions and other benefits that Actua’s stockholders would receive when Actua makes additional liquidating distributions to Actua’s stockholders of record.

Equity Compensation Plan Information

The following table sets forth information regarding the status of Actua’s equity compensation plans as of December 31, 2017:

Plan/Category Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise/base price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options, warrants and rights)
Equity compensation plans approved by Actua’s stockholders (1):
Seventh Amended and Restated 2005 Omnibus Equity Compensation Plan	306,825	$11.28	2,900,295
Total	306,825	$11.28	2,900,295

(1)	Actua does not, and did not as of December 31, 2017, have any equity plans that were not approved by its stockholders.

Executive Officer and Director Equity Holdings

The table below sets forth, with respect to each executive officer and director of Actua, as applicable, as of March 15, 2018, (i) the number of shares of Actua’s common stock beneficially held without restriction by each individual, (ii) the value of each individual’s common stock (based upon the $1.15 per share closing price of Actua’s common stock as of such date) and (iii) the percentage of the total number of issued and outstanding shares of Actua common stock held by each individual (based upon 31,949,234 issued and outstanding shares of Actua common stock as of that date).

Name	Shares of Common Stock (#)	Value of Common Stock ($)	Percentage of Common Stock (%)
Walter W. Buckley, III	1,062,340	$1,221,691	3.3%
R. Kirk Morgan	111,982	$128,779	0.4%
David J. Adelman	116,190	$133,619	0.4%
Thomas A. Decker	133,940	$154,031	0.4%

Employment Agreements and Other Arrangements with Executive Officers

Mr. Buckley. Actua is party to an employment agreement with Mr. Buckley.

If Mr. Buckley’s employment is terminated by Actua without cause during the six-month period before, or the 24-month period following, a change of control, or if Mr. Buckley resigns for good reason during the 24-month period following a change of control, he would, under his employment agreement, be entitled to:

•	payment, within 60 days of his termination date, of a lump sum equal to two times the sum of his annual base salary plus target bonus ($2,475,000);

•	payment, at the same time of payment of bonuses to Actua’s other executives, of a prorated bonus for the year in which his termination occurs;

•	automatic vesting of all unvested stock options, SARs and restricted stock granted to him under Actua’s equity compensation plans;

•	continuation of his medical benefits until the earlier to occur of (i) two years after his termination and (ii) his eligibility for benefits under another employer’s or his spouse’s employer’s plan (estimated to be $44,183); and

•	outplacement assistance of up to $40,000.

The first 18 months of the medical benefits, if payable, would be paid on a monthly basis, and the last six months of the medical payments, if payable, would be paid in a lump sum within 30 days following the end of the 18-month period following the executive’s termination. The benefits outlined above for Mr. Buckley are expressly contingent upon Mr. Buckley executing and not revoking or breaching a general release, as well as Mr. Buckley’s continued adherence to the non-competition, non-solicitation, confidentiality and invention assignment covenants contained in his employment agreement.

The terms “cause,” “good reason” and “change of control” are defined in Mr. Buckley’s employment agreement. The consummation of the Transactions constituted a “change of control” under Mr. Buckley’s employment agreement.

In connection with Actua’s wind-down, Mr. Buckley will receive the severance benefits described above.

Mr. Morgan. Actua is party to an employment agreement with Mr. Morgan.

If Mr. Morgan’s employment is terminated by Actua without cause (as defined in Mr. Morgan’s employment agreement) on or prior to December 31, 2020, he would, under his employment agreement, be entitled to the following benefits:

•	payment, following his termination, of a lump sum amount equal to 12 months of his base salary plus target bonus at the rate existing at termination of his employment ($600,000);

•	payment, at the same time as other employees, of a prorated bonus for service through his termination date based on individual performance and company performance for that period as determined by the Board;

•	continuation of medical and dental insurance until the earlier to occur of (i) 12 months after termination of his employment and (ii) his eligibility for benefits under another employer’s or his spouse’s employer’s plan (estimated to be $22,092);

•	provision of executive outplacement services until the earlier to occur of (i) 12 months after termination of his employment and (ii) his employment with a subsequent employer ($25,000); and

•	the exercise period of his vested option and SAR awards will be extended, subject to the limitations of applicable tax law, to the earlier to occur of (i) 24 months after termination of his employment, (ii) 12 months after the price of Actua’s common stock is maintained at a minimum closing price of $30 per share for 20 consecutive trading days, subject to adjustment for stock splits and similar events and (iii) the original expiration date of the award.

The benefits outlined above are expressly contingent upon Mr. Morgan executing and not rescinding or breaching a general release and restrictive covenant agreement in a form acceptable to Actua.

In connection with Actua’s wind-down, Mr. Morgan will receive the severance benefits described above.

Indemnification and Insurance

In connection with the dissolution and liquidation of Actua pursuant to the Plan of Dissolution, Actua will continue to indemnify its directors and officers to the maximum extent permitted in accordance with applicable law, Actua’s charter and bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of Actua’s business and affairs. The Board is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to satisfy such indemnification obligations, including seeking an extension in time and coverage of Actua’s insurance policies currently in effect.

Other than as set forth above, it is not currently anticipated that the Dissolution will result in any material benefit to any of Actua’s executive officers or to directors who participated in the vote to adopt the Plan of Dissolution.

Certain Material U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax consequences of the Plan of Dissolution that will generally be applicable to Actua’s stockholders if the stockholders approve the Plan of Dissolution. This discussion is for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular stockholder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could alter or modify the statements and conclusions set forth below. No ruling from the IRS and no opinion of counsel will be requested or obtained concerning the U.S. federal income tax consequences of the Plan of Dissolution. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

EACH ACTUA STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER AS A RESULT OF THE PLAN OF DISSOLUTION, AND ANY FEDERAL NON-INCOME, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES RELEVANT TO SUCH STOCKHOLDER AS A RESULT OF THE DISSOLUTION.

The following discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular stockholder in light of such stockholder’s particular circumstances, or who may be subject to special rules under the U.S. federal income tax laws, including, without limitation, mutual funds, retirement plans, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, brokers or dealers in securities, traders who mark to market, stockholders who hold their shares as part of a straddle, hedge or conversion transaction, stockholders who hold shares as “qualified small business stock” under Section 1202 of the Code or “section 1244 stock” under Section 1244 of the Code, and stockholders that hold shares through a partnership or other pass-through entity. Furthermore, this discussion does not apply to holders of options or warrants or stockholders who acquired their shares by exercising options or warrants, nor does it apply to stockholders who received their shares in connection with the performance of services. This discussion assumes that stockholders hold their stock as capital assets within the meaning of Section 1221 of the Code and that a stockholder did not treat their stock as worthless within the meaning of Section 165(g) of the Code prior to adoption of the Plan of Dissolution. In addition, the discussion does not address any aspect of federal non-income, state, local or non-U.S. taxation that may be applicable to a particular stockholder.

Federal Income Taxation of Actua

If Actua distributes any property other than cash in a liquidating distribution to its stockholders, Actua will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, Actua may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to its stockholders. If any property distributed by Actua is subject to a liability or if a stockholder assumes a liability of Actua in connection with the distribution of property, the fair market value of such distributed property shall be treated as not less than the amount of such liability. The IRS may challenge Actua’s valuation of any distributed property. As a result of such a challenge, the amount of gain or loss recognized by Actua on the distribution might change.

Federal Income Taxation of Actua’s Stockholders

Assuming Actua’s stockholders approve the Plan of Dissolution, amounts received by stockholders pursuant to the Dissolution, including the Transaction Distribution, will be treated as full payment in exchange for their shares of Actua’s common stock. As a result of the Dissolution, a stockholder generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the stockholder with respect to each share (including distributions to any liquidating trust, as discussed below), less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) the stockholder’s adjusted tax basis in the shares of Actua’s common stock. If an Actua stockholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares.

Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis in their shares, or block of shares, of Actua’s common stock before recognizing any gain or loss. If Actua makes more than one liquidating distribution, a stockholder will recognize gain to the extent the aggregate liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) allocated to a share, or block of shares, of Actua’s common stock exceed the stockholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from Actua has been received, and then only if the aggregate value of all liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) with respect to a share or block of shares is less than the stockholder’s tax basis for that share or block of shares. Gain or loss recognized by a U.S. stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the shares have been held for more than one year. The deductibility of capital losses is subject to certain limitations. For a discussion of the U.S. federal income tax treatment of gain or loss from a liquidating distribution received by foreign stockholders, see “Foreign Stockholders” below.

If Actua makes a distribution of property other than cash to its stockholders, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. After the close of Actua’s taxable year during which a liquidating distribution was made, Actua will provide stockholders and the IRS with a statement of the amount of cash distributed to Actua’s stockholders and Actua’s best estimate as to the value of any property distributed during that year. There is no assurance that the IRS will not challenge Actua’s valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by stockholders might change. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received. If Actua opts to use a liquidating trust, the timing of distributions to stockholders will be as described below under “Liquidating Trusts.”

If a stockholder is required to satisfy any liability not fully covered by Actua’s reserve (see “Contingent Liabilities; Reserves”), payments by stockholders in satisfaction of such liabilities would generally result in a capital loss in the year paid, which, in the hands of individual stockholders, cannot be carried back to prior years to offset capital gains realized from a liquidating distribution in those years.

If Actua’s stockholders do not approve the Plan of Dissolution, the Transaction Distribution previously received by the stockholders will be treated as a non-liquidating distribution. Such distribution will be taxable as a dividend for U.S. federal income tax purposes to the extent paid out of Actua’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends may be subject to tax at rates that are higher than the tax rates applicable to liquidating distributions. Actua’s stockholders would not be able to reduce their adjusted tax basis in their shares of Actua’s common stock prior to recognizing non-liquidating distributions in income for U.S. federal income tax purposes. Non-liquidating distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a stockholder’s basis in shares of Actua’s common stock and thereafter as either long-term or short-term capital gain, depending on the stockholder’s holding period for such shares of common stock.

Liquidating Trusts

If Actua transfers assets to a liquidating trust or trusts for the benefit of the stockholders, Actua intends to treat the liquidating trust or trusts as a grantor trust of the stockholders. In general, this treatment would mean that the stockholders would be the beneficial owners of the assets and income of the liquidating trust or trusts. The transfer of assets by Actua to a liquidating trust or trusts will be treated as distribution in liquidating of the stockholder’s shares, or block of shares, of Actua’s common stock. If Actua has made any liquidating distributions prior to transferring assets to a liquidating trust or trusts, the transfer of assets will be considered the final distribution to stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a liquidating distribution at the time Actua transfers assets to the liquidating trust or trusts equal to their pro rata shares of cash, and, as applicable, the fair market value of property other than cash, transferred to the liquidating trust or trusts, reduced by the amount of known liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. The U.S. federal income tax consequences of the constructive distribution to a stockholder are the same as those of multiple distributions described above.

The liquidating trust or trusts themselves will not be subject to U.S. federal income tax. The stockholders will be treated as owners of the liquidating trust or trusts. As owners of the trust or trusts, stockholders must take into account for U.S. federal income tax purposes their allocable portion of any income, gain, expense or loss recognized by the liquidating trust or trusts, whether or not they receive any actual distributions from the liquidating trust or trusts. Accordingly, stockholders should be aware that they may be subject to tax without the receipt of cash or property. Stockholders, however, will not be subject to tax when distributions are actually made by the liquidating trust.

Foreign Stockholders

For purposes of this paragraph, a “foreign stockholder” is a stockholder that is not a U.S. person (as defined in the Code) and is not a U.S. partnership. Generally, foreign stockholders that are present in the United States for more than 183 days will be taxed on the net gain from sales or exchanges of capital assets at a 30% rate (or at a lower rate under an applicable U.S. tax treaty with such foreign stockholder’s tax jurisdiction). Net gain is the excess of a foreign stockholder’s capital gain from U.S. sources over capital losses from U.S. sources. Certain foreign stockholders may be exempt from tax on their capital gains. Generally, a foreign stockholder will be exempt from tax on any capital gain from a liquidating distribution by Actua if: (i) the foreign stockholder is present in the United States for less than 183 days during the tax year, (ii) the foreign stockholder’s capital gain is not effectively connected with the conduct of a trade or business in the United States during the stockholder’s tax year, and (iii) the foreign stockholder’s liquidating distribution is not paid by a U.S. real property holding corporation. Foreign stockholders may also be subject to U.S. federal income tax on a liquidating distribution if Actua is considered a U.S. real property holding corporation. Actua does not intend to make a determination of its status as a U.S. real property holding corporation.

If Actua’s stockholders do not approve the Plan of Dissolution, the Transaction Distribution previously received by a foreign stockholder will be treated as a non-liquidating distribution. Such distribution will be taxable as a dividend for U.S. federal income tax purposes to the extent paid out of Actua’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends received by foreign stockholders may be subject to U.S. withholding tax at a rate of 30% or such lower rate as is established under an applicable treaty. Until the Plan of Dissolution is approved, Actua has withheld tax at a rate of 30% from the Transaction Distribution made to foreign stockholders. If the Plan of Dissolution is ultimately approved by Actua’s stockholders, Actua will distribute the previously withheld amounts to foreign stockholders, as applicable. Foreign stockholders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving a liquidating distribution or distributions from Actua.

Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payments to Actua’s stockholders, each stockholder must, unless an exception applies, provide such stockholder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (or, if applicable, another withholding form) and certify under penalties of perjury that such number is correct and that such stockholder is not subject to backup withholding. If an Actua stockholder fails to provide the correct TIN or certification, payments received may be subject to backup withholding at the rate applicable at the time. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund generally may be obtained from the IRS, provided that the required information is properly furnished in a timely manner to the IRS. Stockholders should consult their own tax advisors regarding the applicability of backup withholding in their particular circumstances.

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the stockholder. Actua recommends that each stockholder consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of the Plan of Dissolution as well as the state, local and foreign tax consequences.

Accounting Treatment

If Actua’s stockholders approve the dissolution and liquidation of Actua pursuant to the Plan of Dissolution, Actua will change its basis of accounting to the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution based upon management assumptions. The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. Ultimate values realized for Actua’s assets and ultimate amounts paid to satisfy Actua’s liabilities are expected to differ from estimates recorded in annual or interim financial statements.

Required Vote

The affirmative vote of a majority of the outstanding shares of Actua’s common stock entitled to vote at the Special Meeting is required to approve the Dissolution Proposal.

Recommendation of the Board

On January 18, 2018, the Board determined that the Dissolution and the other transactions contemplated thereby are advisable and in the best interests of Actua and its stockholders and approved in all respects the Plan of Dissolution and the other transactions contemplated thereby.

The Board unanimously recommends that you vote “FOR” the Dissolution Proposal.

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

TO SOLICIT ADDITIONAL PROXIES

General

If necessary, including if, at the Special Meeting, the number of shares of Actua’s common stock, present or represented by proxy and voting in favor of the approval of the Plan of Dissolution pursuant to the Dissolution Proposal is insufficient to approve such proposal under Actua’s charter and Delaware law, Actua intends to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in respect of the approval of the Dissolution Proposal. In that event, Actua will ask Actua’s stockholders to vote only upon the Adjournment Proposal, and not upon any of the other proposals to be acted on at the Special Meeting.

In the Adjournment Proposal, Actua is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the Adjournment Proposal, Actua could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.

Required Vote

The affirmative vote of a majority of the outstanding shares of Actua’s common stock present in person or by proxy at the Special Meeting is required to approve the Adjournment Proposal. This means that, of the shares present in person or by proxy at the Special Meeting, a majority must vote in favor of the Adjournment Proposal in order for the Adjournment Proposal to be approved. Abstentions will have the effect of a vote against, but broker non-votes will have no effect on the determination of this proposal.

Recommendation of the Board

The Board believes that if the number of shares of Actua’s common stock present or represented by proxy at the Special Meeting and voting in favor of the approval of the Plan of Dissolution pursuant to the Dissolution Proposal is insufficient to approve such proposal, it is in the best interests of Actua’s stockholders to enable Actua to continue to seek to obtain a sufficient number of additional votes to bring about the approval of the Dissolution Proposal.

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information relating to shares of Actua’s common stock beneficially owned by:

•	each person or group that is known to Actua to be the beneficial owner of more than 5% of its outstanding Common Stock;

•	each Actua director and executive officer; and

•	all Actua directors and executive officers as a group.

Unless otherwise specified, (i) the information in the following table is as of March 15, 2018, and (ii) the address of each person listed below is c/o Actua Corporation, Attention: Corporate Secretary, 555 East Lancaster Avenue, Suite 640, Radnor, PA 19087.

	Number of Shares Beneficially Owned, Including Options, Warrants and SARs Exercisable Within 60 Days and DSUs	Percent of Voting Shares Outstanding (1)
David J. Adelman	116,190	*
Walter W. Buckley, III (2)	1,062,340	3.3%
Thomas A. Decker	133,940	*
R. Kirk Morgan	111,982	*
All directors and executive officers as a group (4 individuals)	1,424,452	4.5%
ArrowMark Colorado Holdings LLC (3) (4)	2,015,979	6.3%
BlackRock, Inc. (3) (5)	2,153,116	6.7%
Dimensional Fund Advisors LP (3) (6)	2,751,237	8.6%
FMR LLC (3) (7)	4,908,352	15.4%
The Vanguard Group, Inc. (3) (8)	2,522,849	7.9%

*	Represents less than 1% of the outstanding shares of common stock of Actua.
(1)	Percentages are based on 31,949,234 shares of Actua common stock outstanding and eligible to vote as of March 15, 2018.
(2)	Includes 25,000 shares of common stock held by two trusts for the benefit of members of Mr. Buckley’s immediate family (with each trust holding 12,500 shares of common stock), as to which Mr. Buckley disclaims beneficial ownership.
(3)	Ownership information is as of December 31, 2017, based on a Schedule 13G (or an amendment thereto) filed with the SEC.
(4)	ArrowMark Colorado Holdings LLC’s address is 100 Fillmore Street, Suite 325, Denver, CO 80206.
(5)	Includes shares held by the following subsidiaries of BlackRock, Inc. (“BlackRock”): BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management, LLC and BlackRock Investment Management (UK) Limited. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.
(6)	Includes shares held by (a) four separate investment companies registered under the Investment Company Act of 1940 (the “Investment Act”) for which Dimensional Fund Advisors LP (“Dimensional”) provides investment advice and (b) certain other commingled funds, group trusts and separate accounts for which Dimensional serves as investment manager or sub-advisor. Dimensional disclaims beneficial ownership of all such shares. Dimensional’s address is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(7)	Includes shares held by various investment companies registered under the Investment Act for which Fidelity Management & Research Company (“Fidelity Management”) serves as investment advisor. The address of each of FMR LLC and Fidelity Management is 245 Summer Street, Boston, MA 02210.
(8)	Includes shares held by a number of (a) collective trust accounts for which Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. (“Vanguard”), serves as investment manager and (b) Australian investment offerings for which Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, serves as investment manager. Vanguard’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

SUBMISSION OF STOCKHOLDER PROPOSALS AND

DIRECTOR NOMINATIONS FOR 2018 ANNUAL MEETING

Under the rules of the SEC set forth in Rule 14a-8 of the Exchange Act relating to stockholder proposals (the “Stockholder Proposal Rules”), some stockholder proposals may be eligible for inclusion in Actua’s proxy statement for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The Stockholder Proposal Rules set forth the criteria that must be met for a stockholder proposal to be included in a proxy statement. Under the Stockholder Proposal Rules, any stockholder wishing to have a proposal included in Actua’s proxy statement for the 2018 Annual Meeting would have been required to have submitted the proposal so that Actua’s Corporate Secretary received it no later than January 2, 2018. However, in the event that the 2018 Annual Meeting is held prior to May 17, 2018 or later than July 16, 2018, Actua will disclose the new deadline by which stockholder proposals must be received under Part II, Item 5 of its earliest practicable Quarterly Report on Form 10-Q or, if impracticable, by another means reasonably calculated to inform stockholders.

The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a stockholder intends to present a proposal at the 2018 Annual Meeting without inclusion of that proposal in Actua’s proxy materials, and written notice of the proposal is not received by Actua’s Corporate Secretary by March 18, 2018 (the date that is 45 days before the one year anniversary on which Actua first sent its proxy materials for its 2017 Annual Meeting of Stockholders), or if Actua meets other requirements of the applicable SEC rules, the proxies solicited by the Board for use at the 2018 Annual Meeting will confer discretionary authority to vote on the proposal should it be raised at the 2018 Annual Meeting.

Additional information regarding Actua’s procedures is located in Actua’s proxy statement on Schedule 14A for the 2017 annual meeting filed on April 28, 2017. See “Where You Can Find More Information; Incorporation by Reference” on page 51.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Actua files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including Actua, who file electronically with the SEC. The reports and other information filed by Actua with the SEC are also available at Actua’s website at http://www.actua.com. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

In addition, the SEC allows Actua to incorporate certain information by reference into this proxy statement, which means that Actua can disclose important information to its stockholders by referring its stockholders to other documents that Actua filed separately with the SEC. Actua stockholders should consider the incorporated information as if Actua reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

This proxy statement incorporates by reference the documents listed below that Actua has previously filed with the SEC (other than information furnished pursuant to Item 2.02 and Item 7.01 of a Current Report on Form 8-K). These documents contain important information about Actua, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017.

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017, filed with the SEC on May 8, 2017, June 30, 2017, filed with the SEC on August 9, 2017, and September 30, 2017, filed with the SEC on August 9, 2017.

•	Current Reports on Form 8-K filed with the SEC on March 9, 2017, March 10, 2017, May 4, 2017, June 20, 2017, August 9, 2017, September 25, 2017, November 9, 2017, November 22, 2017, December 4, 2017, December 6, 2017, December 7, 2017, December 12, 2017, January 2, 2018, January 19, 2018, January 24, 2018 and February 9, 2018.

In addition, Actua incorporates by reference any future filing it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this proxy statement and prior to the date of the Special Meeting. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

APPENDIX A

ACTUA CORPORATION

PLAN OF DISSOLUTION

The Board of Directors (the “Board”) of Actua Corporation, a Delaware corporation (the “Company”), has determined in its reasonable business judgment that it is advisable and in the best interests of the Company and its stockholders that the Company commence an orderly liquidation and/or wind up (the “Dissolution”) in accordance with the Delaware General Corporation Law (the “DGCL”). The following shall constitute the Plan of Dissolution (the “Plan”) of the Company:

1. Approval of this Plan by Stockholders. The Board has adopted this Plan in accordance with the Company’s current Certificate of Incorporation and Bylaws and other governing documents (collectively, as amended and restated from time to time, the “Charter”). This Plan shall be submitted to the stockholders of the Company for approval in accordance with the resolutions approved by the Board and shall become effective as of the date (the “Adoption Date”) that the requisite number of shares held by such stockholders vote, including by proxy (the “Requisite Consent”), in favor of the approval and adoption of the Plan.

2. Appointment of Manager. The Board may from time to time appoint one or more individuals as manager(s) to oversee the Dissolution and the sale of the Company’s assets in connection therewith (such individual(s), or any successor(s) as the Board may later designate, the “Manager”). Any such Manager shall be deemed an officer of the Company for the purposes of implementing this Plan and, unless otherwise designated by the Board, shall be empowered and authorized to take actions on behalf of the Board and the Company under the Plan.

3. Corporate Action Following Adoption of the Plan. From and after the Adoption Date, the Company shall complete the following corporate actions:

(a) The Company shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured claims, known to the Company, shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party, and shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company are likely to arise or to become known to the Company within 10 years after the date of dissolution based on the possibility that any such claims shall mature and become due and owing. Provided that the Company has sufficient assets at the time such claims mature, such claims shall be paid in full and any such provision for payment made shall be made in full. Otherwise, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.

(b) The Company shall collect, sell, exchange or otherwise dispose of all of its remaining assets, including its minority ownership stakes in various private companies (the “Minority Investments”), in one or more transactions upon such terms and conditions as the Board deems to be in the best interests of the Company and the stockholders and creditors of the Company, without any further vote or action by the Company’s stockholders. It is understood that the Company will be permitted to commence the sale and disposition of its remaining assets (including the Minority Investments) as soon as possible following the adoption of this Plan by the Board and approval of this Plan by the stockholders of the Company in order to attain the highest value for such assets and maximize value for its stockholders and creditors. The Company’s remaining assets (including the Minority Investments) may be sold in bulk to one buyer or a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to obtain appraisals or other third-party opinions as to the value of its properties and assets in connection with the Dissolution.

(c) From time to time, at the discretion of the Board, the Company shall distribute to its stockholders, in accordance with the provisions in the Charter, this Plan, and the DGCL, available cash, if any, including the net cash proceeds of any sale, exchange or disposition, except such cash, property or assets as are required for paying or making reasonable provision for the known and contingent liabilities and obligations of the Company. Subject to subsection (d) below, any such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board may determine, subject in each case to compliance with Section 281(b) of the DGCL. If and to the extent deemed necessary, appropriate or desirable by the Board, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy claims against and any unmatured or contingent liabilities and obligations of, the Company, including, without limitation, tax obligations, and all expenses of the sale of the Company’s assets (including the Minority Investments), and the Dissolution provided for in this Plan. All distributions to stockholders made by the Company after the date hereof shall be in furtherance of the Plan.

(d) The Company shall file final federal and comparable state income tax reporting forms as required by applicable law, including Internal Revenue Service Form 966.

4. Stock Matters.

(a) The Company will finally close its stock transfer books and discontinue recording transfers of stock on the date its Certificate of Dissolution is filed pursuant to Section 7 below, which date shall constitute the record date for any subsequent distributions made pursuant to this Plan, and thereafter certificates representing stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.

(b) With respect to any capital stock of the Company represented by certificates, as a condition to receipt of any distribution to the Company’s stockholders the Company may require stockholders to (i) surrender their certificates evidencing the stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board of the loss, theft or destruction of the certificates evidencing the stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board.

(c) If any distribution to any stockholders cannot be made for any reason, the distribution to which such stockholder is entitled shall be transferred, at such time as any liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

5. Liquidating Distributions; Nature; Amount; Timing.

(a) The Company plans to satisfy all of its liabilities and obligations, or make adequate provision for doing so, in accordance with Section 3(b) hereof and Section 281(b) of the DGCL, prior to making any distributions to its stockholders.

(b) The uncertainty of the value of the Company’s assets (including the Minority Investments) and the ultimate amount of its liabilities and the expenses of liquidation make it impracticable to predict the aggregate net value that may ultimately be distributable to its stockholders. The actual nature, amount and timing of, and record date for any such distribution(s) will be determined by the Board.

6. Payment of Franchise Taxes. After the Adoption Date but prior to the filing of a Certificate of Dissolution, if applicable as determined by the Board or as otherwise required by this Plan, the Company shall determine and cause to be paid all franchise taxes due to or assessable by the State of Delaware including for the entire month during which the dissolution will become effective pursuant to Section 277 of the DGCL.

7. Dissolution. Following the Adoption Date and the payment of applicable franchise taxes, the Board is authorized and directed to file a Certificate of Dissolution pursuant to Section 275 of the DGCL, and to execute all other instruments and do all other things the Board deems advisable to wind up the affairs of the Company, pursuant to the DGCL. Adoption of this Plan by the Requisite Consent shall constitute approval by the Company’s stockholders of any such filing of a Certificate of Dissolution as its act and as a part hereof as if set forth fully herein.

8. Limited Continuation of Company. Following the adoption of this Plan and the filing of a Certificate of Dissolution, if applicable, the Company shall not engage in any further business activities except for the period set forth in and purposes allowed by Section 278 of the DGCL, including without limitation the purpose of implementing any claims procedure, prosecuting or defending suits and engaging in such activities as are necessary to enable the Company to gradually settle and close its business, liquidate, dispose of and convey its property, discharge its liabilities, distribute any remaining assets (including the net proceeds from the sale of the Minority Investments) to its stockholders, and to commence any insolvency or liquidation proceedings or ABC (as defined below). The Board and the officers of the Company then in office shall continue in office solely for these purposes and shall cease to be members of the Board and/or officers of the Company upon the earlier of the completion of these activities, the date of their respective resignations, or the expiration of the continuation period set forth in Section 278 of the DGCL.

9. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company and winding up of the Company’s affairs, the Company may hire or retain such employees, consultants, accountants, attorneys and other advisors as the Board deems necessary or advisable to accomplish the Dissolution in accordance with this Plan and the DGCL, until all affairs of the Company are settled and closed.

10. Expenses of Dissolution. The Board shall provide, from the assets of the Company, funds for payment of the reasonable expenses of the Dissolution, including filing fees and other costs required in connection with implementation of this Plan, any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s assets (including the Minority Investments), continuation of employees and/or consultants engaged in the Dissolution process, accountants’ and attorneys’ fees and expenses, and other reasonable fees and expenses incurred in connection with the Dissolution.

11. Provision for Continued Indemnification of Board and Officers. The Company may reserve sufficient assets and/or obtain and maintain such insurance as shall be necessary to provide for continued indemnification of the members of the Board, officers and agents of the Company, and other parties whom the Company has agreed to indemnify, to the full extent provided by the Charter, any existing indemnification agreements between the Company and any of such persons, and applicable law. The Board authorized to obtain and maintain such policies as the Board may determine.

12. Liquidating Trust. If deemed necessary, appropriate or desirable by the Board, in furtherance of the Dissolution and the distribution of the Company’s assets (including the net proceeds from the sale of the Minority Investments) to the stockholders in accordance with the provisions hereof, as a liquidating distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of its stockholders (the “Trustees”) under a liquidating trust (the “Trust”), any assets of the Company, including cash, intended for distribution to creditors and stockholders not disposed of at the time of dissolution of the Company, including the Contingency Reserve. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the claims and obligations of the Company as provided herein, including, without limitation, any unsatisfied claims and unknown or contingent liabilities. Further, any conveyance of assets to the

Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of this Plan. Any such conveyance to the Trustees shall be treated for U.S. federal and state income tax purposes as if the Company made such distribution to the stockholders and the assets conveyed shall be held in trust for the stockholders of the Company. The Company, subject to this section and as authorized by the Board, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board may deem necessary, appropriate or desirable. In addition, the Board may take or approve any other action to effectuate the Dissolution, including seeking the appointment of a trustee or receiver for such purpose under Section 279 of the DGCL. Adoption of this Plan by the Requisite Consent shall constitute the approval of the stockholders of any such appointment authorized by this section, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

13. Insolvency Proceedings. Notwithstanding anything to the contrary herein, from and after the Adoption Date, if deemed necessary, appropriate or desirable by the Board, the Company may make an assignment for benefit of its creditors under applicable state law or commence another insolvency proceeding, and thereby liquidate and wind up its affairs through such an assignment for benefit of creditors proceeding (an “ABC”) or other such insolvency proceeding, in each case in accordance with applicable law. Approval of the Plan will constitute the approval by the Company’s stockholders of its Dissolution through an ABC if later approved by the Board and the terms of any agreement with the assignee of such ABC executed by the Company (such agreement, an “ABC Agreement”), or through such other insolvency proceeding, as appropriate. If the Company liquidates and winds up its affairs through an ABC or other insolvency proceeding, all provisions of this Plan shall remain in full force and effect, except to the extent that any of the provisions of this Plan are inconsistent with either the ABC Agreement, applicable law governing the ABC or applicable insolvency law, in which case the ABC Agreement or such law, as appropriate, shall govern.

14. Tax Treatment. For U.S. federal income tax purposes, this Plan and all distributions made by the Company after the adoption of this Plan by the Board are in furtherance of a plan of liquidation subject to the provisions of Sections 331 and 336 of the Internal Revenue Code of 1986, as amended.

15. Further Actions. The Board and the Manager are hereby authorized, without further action by the Company’s stockholders, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, assignments, certificates and other documents of every kind which are deemed necessary, appropriate or desirable to implement this Plan and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or federal law or regulation or stock exchange rules to wind up the Company’s affairs.

ACTUA CORPORATION 555 E. LANCASTER AVENUE SUITE 640 RADNOR, PA 19087

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. ET on April 17, 2018. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. ET on April 17, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Actua Corporation Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E38289-S69305	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACTUA CORPORATION

Vote on Proposals					For	Against	Abstain
1. Approval of the voluntary dissolution and liquidation of Actua pursuant to a Plan of Dissolution in substantially the form attached to the proxy statement as Appendix A.					☐	☐	☐

2. Approval of an adjournment of the special meeting, if necessary, including for the purpose of soliciting additional proxies if there are not sufficient votes in favor of Item 1.					☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” Items 1 and 2.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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E38290-S69305

ACTUA CORPORATION

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

APRIL 18, 2018

THIS PROXY IS SOLICITED ON BEHALF OF ACTUA’S BOARD OF DIRECTORS

Each undersigned stockholder hereby appoints R. Kirk Morgan and Suzanne L. Niemeyer, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Actua that such stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. ET on April 18, 2018, at The Radnor Hotel, 591 East Lancaster Avenue, St. Davids, Pennsylvania 19087, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY EACH UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1 AND 2 ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.)

TO BE SIGNED ON REVERSE SIDE